SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12


                                IBL Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[X]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                         [IBL Bancorp, Inc. letterhead]




                                                                  August 2, 2002

Dear Fellow Stockholder:

         We cordially invite you to attend an annual meeting of the stockholders of IBL Bancorp, Inc. The meeting will be held at our office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764, on Wednesday, September 4, 2002 at 10:00 a.m., Central Time.

         At the annual meeting, you will be asked to adopt a merger agreement which provides for the merger of IBL Bancorp, Inc. and a subsidiary of Shay Investment Services, Inc. If the merger is completed, you will be entitled to receive a cash payment of $24.00 for each share of IBL Bancorp stock that you own. Upon completion of the merger, you will not own any stock or other interest in IBL Bancorp, nor will you receive, as a result of the merger, any stock of Shay Investment Services, Inc.

         Your exchange of shares of IBL Bancorp stock for cash generally will cause you to recognize taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

         Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of two-thirds of our outstanding shares of common stock present, in person or by proxy, at the annual meeting. As of July 24, 2002, our directors and officers beneficially owned 25.6% of the outstanding shares of IBL Bancorp stock. We expect that all of the shares held by our directors and officers will be voted in favor of the merger.

         We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

         Your Board of Directors has unanimously approved the merger agreement and recommends that you vote "FOR" adoption of the merger agreement and the transactions contemplated by it because the Board believes it to be in the best interests of our stockholders.

         It is very important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

         On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.


                                         Sincerely,

                                         /s/ G. Lloyd Bouchereau, Jr.
                                         -------------------------------------
                                         G. Lloyd Bouchereau, Jr.
                                         President and Chief Executive Officer

                                IBL Bancorp, Inc.
                              23910 Railroad Avenue
                           Plaquemine, Louisiana 70764
                                 (225) 687-6337

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON SEPTEMBER 4, 2002

         NOTICE IS HEREBY GIVEN that an annual meeting of stockholders of IBL Bancorp, Inc. will be held at our office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764 on September 4, 2002, commencing at 10:00 a.m., Central Time.

         A proxy form and a proxy statement for the annual meeting are enclosed. The meeting is for the purpose of considering and acting upon:

         1. The adoption of the Agreement and Plan of Merger, dated June 19, 2002, by and between Shay Investment Services, Inc. and IBL Bancorp, Inc. and the transactions contemplated by it. Pursuant to the terms of the merger agreement, we will be merged with a newly organized subsidiary of Shay Investment and, upon our dissolution, Iberville Building and Loan Association will become a wholly owned subsidiary of Shay Investment. You will be entitled to receive $24.00 in cash for each share of IBL Bancorp common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

         2. The potential adjournment of the annual meeting of stockholders if necessary to solicit additional proxies;

         3. To elect two directors for terms of three years or until their successors have been elected and qualified;

         4. To ratify the appointment of L.A. Champagne & Co., L.L.P. as our independent auditors for the year ending December 31, 2002; and

         5. Such other matters as may properly come before the annual meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the annual meeting.

         Our stockholders of record at the close of business on July 24, 2002 are entitled to vote at the annual meeting, and any adjournments or postponements of the annual meeting. Dissenting stockholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the merger is effected upon approval by less than 80% of the total voting power of our stockholders.

         You are cordially invited to attend the annual meeting. However, to ensure your representation at the annual meeting, please complete, sign, date and promptly mail your proxy form in the enclosed postage- paid envelope. The proxy form will not be used if you attend and vote at the annual meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                           By Order of the Board of Directors,


                                           /s/ G. Lloyd Bouchereau, Jr.
                                           -------------------------------------
                                           President and Chief Executive Officer

Plaquemine, Louisiana
August 2, 2002


         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT.


                                                      TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

Questions and Answers About Voting Procedures for the Annual Meeting........................................        1
Summary Term Sheet..........................................................................................        2
Selected Consolidated Financial and Other Information About IBL Bancorp.....................................        4
Where You Can Find More Information.........................................................................        5
The Annual Meeting..........................................................................................        5
         Place, Time and Date...............................................................................        5
         Matters to Be Considered...........................................................................        5
         Record Date; Vote Required.........................................................................        6
         Beneficial Ownership of IBL Bancorp Common Stock...................................................        6
         IBL Bancorp Common Stock...........................................................................        6
         Proxies. ..........................................................................................        7
The Merger..................................................................................................        8
         General............................................................................................        8
         The Companies......................................................................................        8
         Background of the Merger...........................................................................        9
         Our Reasons for the Merger; Recommendation of Your Board of Directors..............................       10
         The Consideration is Fair According to Trident Securities, Our
               Financial Advisor............................................................................       11
         You Will Receive Cash for Your Shares of IBL Bancorp Stock.........................................       15
         Treatment of Stock Options and Restricted Shares...................................................       15
         Procedure for Surrendering Your Certificates.......................................................       16
         Representations and Warranties Made by Us and Shay Investment......................................       16
         Conditions to the Merger...........................................................................       18
         Conduct of Business Prior to the Completion of the Merger and Certain Covenants of Us
               and Shay Investment..........................................................................       19
         Approvals Needed to Complete the Merger............................................................       22
         Waiver and Amendment of the Merger Agreement.......................................................       23
         Termination of the Merger Agreement................................................................       23
         Interests of Directors and Officers in the Merger that are Different from Your Interests...........       25
         Employees and Benefit Plans........................................................................       25
         You May Have Dissenters' Rights of Appraisal.......................................................       26
         Federal Income Tax Consequences of the Merger to You...............................................       27
         Accounting Treatment of the Merger.................................................................       27
Certain Related Agreements..................................................................................       28
         Plan of Merger.....................................................................................       28
         Voting Agreements..................................................................................       28
         Plan of Dissolution................................................................................       28
Adjournment of the Annual Meeting...........................................................................       28
Information With Respect to Our Directors and Executive Officers............................................       29
Beneficial Ownership of IBL Bancorp Common Stock............................................................       31
Executive Compensation......................................................................................       33
Ratification of Appointment of Auditors.....................................................................       38
Stockholder Proposals.......................................................................................       39
Annual Reports..............................................................................................       39
Other Matters...............................................................................................       39

Appendix A -- Agreement and Plan of Merger (excluding several of the annexes thereto).......................      A-1
Appendix B -- Opinion of Our Financial Advisor..............................................................      B-1
Appendix C -- Section 131 of the Louisiana Business Corporation Law.........................................      C-1


                              QUESTIONS AND ANSWERS
                 ABOUT VOTING PROCEDURES FOR THE ANNUAL MEETING

Q:    What do I need to do now?                                          stockholder and regulatory approvals are
                                                                         received in a timely manner.
A:    After you have carefully read this proxy
      statement, indicate on your proxy form how you                     Q:    Can I change my vote?
      want your shares to be voted.  Then sign, date
      and mail your proxy form in the enclosed                           A:    Yes.  If you have not voted through your broker
      prepaid return envelope as soon as possible.                             or other nominee, there are three ways you can
      This will enable your shares to be represented                           change your vote after you have sent in your
      and voted at the annual meeting.                                         proxy form.

Q:    Why is my vote important?                                                o     First, you may send a written notice to the
                                                                                     person to whom you submitted your proxy
A:    The merger agreement must be adopted by  two-                                  stating that you would like to revoke your
      thirds of the outstanding shares of IBL Bancorp common                         proxy.
      stock present or represented by proxy at the
      annual meeting.  If you return your proxy form                           o     Second, you may complete and submit a
      or vote in person at the annual meeting and mark                               new proxy form.  Any earlier proxies will be
      "Abstain", it will have the same effect as a vote                              revoked automatically.
      against the merger agreement.
                                                                               o     Third, you may attend the annual meeting
Q:    If my shares are held in street name by my                                     and vote in person.  Any earlier proxy will
      broker, will my broker automatically vote my                                   be revoked.  However, simply attending the
      shares for me?                                                                 annual meeting without voting in person
                                                                                     will not revoke your proxy.
A:    No.  Your broker will not be able to vote your
      shares on the merger agreement without                                   If you have instructed a broker or other nominee
      instructions from you.  You should instruct your                         to vote your shares, you must follow directions
      broker to vote your shares, following the                                you receive from your broker or other nominee
      directions your broker provides.  Your broker                            to change your vote.
      may vote in his or her discretion on the election
      of directors and ratification of the auditors if you               Q:    Should I send in my stock certificates now?
      do not furnish instructions.
                                                                         A:    No.  You should not send in your stock
Q:    Can I attend the meeting and vote my shares in                           certificates at this time.
      person?
                                                                               Instructions for surrendering your IBL Bancorp
A:    Yes.  All stockholders are invited to attend the                         stock certificates in exchange for $24.00 per
      annual meeting.  Stockholders of record can vote                         share in cash will be sent to you after we
      in person at the annual meeting.  If your shares                         complete the merger.
      are held in street name, then you are not the
      stockholder of record and you must ask your                        Q:    Whom should I call with questions?
      broker or other nominee how you can vote at the
      annual meeting.                                                    A:    You should call our chief financial officer,
                                                                               Danny M. Strickland, at (225) 687-6337.
Q.    When do you expect the merger to be
      completed?

A: We currently expect to complete the merger in the fourth quarter of 2002, assuming all



                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you.
We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


You Will Be Entitled to Receive $24.00 in Cash                                 satisfied, unless the failure to close is due to a
Per Share of IBL Bancorp Common Stock (see                                     breach of the party seeking to terminate (see
page 15).                                                                      pages 23-24).

      When the merger is completed, each IBL                             o     G. Lloyd Bouchereau, Jr., our President and
Bancorp stockholder will be entitled to receive                                Chief Executive Officer, and Danny M.
$24.00 in cash for each share of IBL Bancorp                                   Strickland, our Vice President, have executed
common stock held.  For example, if you own 50                                 employment agreements to remain with Iberville
shares of IBL Bancorp common stock, you will be                                Building and Loan Association following the
entitled to receive $1,200.00 upon the surrender of                            merger.  All of our current directors and two
your certificate for those shares.                                             other persons will be appointed to the Board of
                                                                               Directors of Iberville (see page 25).
Our Reasons for the Merger (see page 10).
                                                                         o     In connection with the merger, each of our
      Our Board of Directors believes that the merger                          directors and executive officers entered into a
is in the best interests of IBL Bancorp and our                                voting agreement with Shay Investment.  Each
stockholders and recommends that stockholders vote                             of our directors and executive officers agreed,
"FOR" the adoption of the merger agreement.  The                               among other things, to cause all of their shares of
merger will enable our stockholders to realize                                 IBL Bancorp common stock to be voted in favor of the
significant value on their investment in IBL Bancorp.                          adoption of the merger agreement (see page 28).
In reaching its decision to approve the merger
agreement, our Board considered various factors                          o     We have agreed not to solicit or encourage a
which are discussed in detail in this proxy statement.                         competing transaction to acquire us or Iberville,
                                                                               except where failure to do so would cause our
Some Material Terms of the Merger Agreement.                                   Board to breach its fiduciary duties (see page
                                                                               22).
o     As currently structured, IBL Bancorp will first
      merge with a newly formed, wholly owned                            o     We will pay Shay Investment a liquidated
      subsidiary of Shay Investment Services, Inc. and                         damages fee of $300,000 upon the occurrence of
      will become a subsidiary of Shay Investment;                             a third party offer or agreement to acquire us
      immediately after the merger, IBL Bancorp will                           (see page 24).
      be liquidated and dissolved and all of its assets
      and liabilities will be transferred to Shay                        o     We and Iberville have agreed to conduct our
      Investment (see pages 8 and 28).                                         business prior to completion of the merger in the
                                                                               ordinary course of business and subject to certain
o     Iberville Building and Loan Association will                             restrictions (see pages 19-22).
      become a wholly-owned subsidiary of Shay
      Investment and will convert to a federal savings                   o     The completion of the merger depends on a
      bank (see page 8).                                                       number of conditions being satisfied or waived,
                                                                               including the accuracy at closing of customary
o     The merger cannot occur unless our stockholders                          representations and warranties regarding our
      adopt the merger agreement by the affirmative                            financial condition and operations (see pages 18-
      vote of two-thirds of the outstanding shares of                          19).
      IBL Bancorp common stock present in person or by
      proxy at the annual meeting and we receive                         The Merger Will be Taxable to Our Stockholders
      approvals from banking regulators (see pages 6                     (see page 27).
      and 22-23).
                                                                               Our stockholders will recognize gain or loss for
o     Either party may terminate the merger agreement                    federal, and possibly state and local, income tax
      if the merger is not completed on or before                        purposes, on the exchange of their IBL Bancorp
      February 28, 2003, or if other conditions are not


shares for cash.  You will recognize gain or loss                        waived.  Currently, we anticipate that the merger will
equal to the difference between the amount of cash                       be completed in the fourth quarter of 2002.
you receive and your tax basis in your IBL Bancorp
shares.  You should determine the actual tax                             Financial Interests of IBL Bancorp's Officers and
consequences of the merger to you.  They will                            Directors in the Merger (see page 25).
depend on your specific situation and factors not
within our control.  You should consult your                                   Our directors and executive officers have
personal tax advisor for a full understanding of                         interests in the merger as individuals in addition to,
the merger's specific tax consequences to you.                           or different from, their interests as stockholders, such
                                                                         as receiving severance payments, indemnification
Our Board of Directors Recommends Stockholder                            and insurance coverage, and other benefits.
Approval (see page 10).
                                                                         o     Messrs. Bouchereau and Stickland, our President
      Our Board of Directors believes that the merger                          and Chief Executive Officer and our Vice
is in the best interests of IBL Bancorp and our                                President, respectively, will receive new
stockholders and has unanimously approved the                                  employment agreements with Iberville.
merger agreement.  Our Board recommends that IBL
Bancorp  stockholders vote "FOR" adoption of the                         o     All of the members of the Board of Directors of
merger agreement and the transactions contemplated                             Iberville will continue to serve as members of
by it.                                                                         Iberville's Board of Directors following the
                                                                               merger and will receive the fees received by
Our Financial Advisor Says the Merger                                          Iberville  board members.  In addition, two other
Consideration is Fair from a Financial Point of                                individuals designated by Shay will be appointed
View to Our Stockholders (see pages 11-15).                                    to the Board of Directors of Iberville.

      Our financial advisor, Trident Securities, Inc. has                o     Under the terms of the merger agreement, each
given our Board of Directors a written opinion dated                           outstanding stock option will be cancelled in
June 19, 2002 and updated as of August 2, 2002 that                            return for a cash payment equal to the difference
states the cash consideration to be paid to our                                between the per share merger consideration and
stockholders is fair from a financial point of view.  A                        the exercise price of the option.  The aggregate
copy of the updated opinion is attached to this proxy                          value of payments expected to be made to our
statement as Appendix B.  You should read it                                   directors and executive officers for their stock
completely to understand the assumptions made,                                 options is approximately $242,000.
matters considered and limitations on the review
performed by our financial advisor in issuing its                        o     Iberville intends to make regular contributions to
opinion.  We have agreed to pay Trident a fee equal                            its profit sharing plan in 2002 on behalf of its
to $65,000, of which $45,000 has been paid to date,                            officers and employees, up to 15% of total
plus reimbursement of certain out-of-pocket                                    compensation.  In addition, Iberville intends to
expenses.                                                                      pay retention bonuses as follows: Mr.
                                                                               Bouchereau, $75,000; and Mr. Strickland,
You May Have Dissenters' Rights (see pages 26-                                 $15,000.
27).
                                                                         o     Shay Investment has agreed to indemnify our
      Under Louisiana law, you may have dissenters'                            directors, officers, employees and agents for
appraisal rights with respect to your IBL Bancorp                              events that occurred before the merger and to
shares.  If you do not wish to accept the $24.00 per                           provide directors' and officers' insurance
share cash merger consideration, you can dissent                               coverage for a period of six years after the
from the merger and instead choose to have the fair                            merger, provided that the cost of such insurance
value of your shares judicially determined and paid                            does not exceed 250% of the current cost.
to you in cash.  However, in order to exercise your
rights, you must follow specific procedures.  You                              Our Board of Directors was aware of these
should carefully read Section 131 of the Louisiana                       interests and considered them in its decision to
Business Corporation Law which is included as                            approve the merger agreement.
Appendix C.

The Merger Is Expected to Be Completed in the
Fourth Quarter of 2002 (see page 19).

      The merger will only occur after all the conditions to its completion have been satisfied or

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                                        3


                    SELECTED CONSOLIDATED FINANCIAL AND OTHER
                          INFORMATION ABOUT IBL BANCORP

         The following tables set forth selected historical consolidated financial and other data about IBL Bancorp at the dates and for the periods shown. The historical consolidated financial data for the three months ended March 31, 2002 and 2001 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at March 31, 2002 and for such quarterly periods have been made. Operating results for the three months ended March 31, 2002 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ending December 31, 2002. The financial information for the three years ended December 31, 2001 of IBL Bancorp is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the SEC. See "Where You Can Find More Information."


                                                                          At
                                                        At            December 31,
                                                     March 31,    --------------------
                                                       2002         2001         2000         1999
                                                    ----------    --------     --------     --------
Selected Consolidated Financial Condition Data:                  (Dollars in thousands)
   Total assets ...............................      $31,113      $33,134      $32,257      $28,776
   Cash and cash equivalents ..................          974        2,379        1,668        2,892
   Time deposits ..............................          705          905        1,103        1,101
   Investment securities:
      Available-for-sale ......................        6,848        6,786        6,234        3,732
      Held to maturity ........................        1,602        1,684        2,068        2,372
   Loans receivable, net ......................       20,393       20,799       20,670       18,143
   Deposits ...................................       25,722       25,800       24,567       22,884
   Borrowings .................................        1,099        3,099        3,697        2,300
   Total stockholders' equity .................        4,173        4,124        3,812        3,504
   Full service offices .......................            1            1            1            1



                                                         For the Three Months                  For the
                                                              Ended March 31,             Year Ended December 31,
                                                         -----------------------     ---------------------------------

                                                           2002           2001         2001        2000         1999
                                                         --------       --------     --------    --------     --------
Selected Operating Data: ..........................              (Dollars in thousands, except per share data)

   Interest income ................................      $   545       $   637      $ 2,459      $ 2,283      $ 1,886
   Interest expense ...............................          231           320        1,256        1,173          953
                                                         -------       -------      -------      -------      -------
      Net interest income before provision
         for loan losses ..........................          314           317        1,203        1,110          933
   Provision for loan losses ......................           --             1            7            4            9
                                                         -------       -------      -------      -------      -------
      Net interest income after provision
         for loan losses ..........................          314           316        1,196        1,106          924
   Noninterest income .............................           27            29          111           97           97
   Noninterest expense ............................          249           251          886          759          744
                                                         -------       -------      -------      -------      -------
   Income before income taxes .....................           92            94          421          444          277
   Income taxes ...................................           34            39          142          147           93
                                                         -------       -------      -------      -------      -------
      Net income ..................................           58            55          279          297          184

   Other comprehensive income (loss), net .........           (4)           39           27           24           (4)
                                                         -------       -------      -------      -------      -------
   Comprehensive income ...........................      $    54       $    94      $   306      $   321      $   180
                                                         =======       =======      =======      =======      =======
   Basic earnings per share .......................      $  0.29       $  0.28      $  1.43      $  1.55      $  0.95
   Diluted earnings per share .....................      $  0.27       $  0.26      $  1.30      $  1.52      $  0.94

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                                        4

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
                                                                   For the Three Months                For the
                                                                      Ended March 31,           Year Ended December 31,
                                                                   ---------------------    ----------------------------------

                                                                     2002        2001         2001         2000         1999
                                                                   --------    --------     --------     --------     --------
Selected Operating Ratios and Other Data:
Performance Ratios:
   Return on average assets (net income divided
      by average total assets) ...........................           0.73%        0.69%        0.85%        0.97%        0.68%
   Return on average equity (net income divided
      by average equity) .................................           5.76         5.66         7.14         8.44         5.41
   Interest rate spread (average yield on assets
      minus average rate on liabilities) .................           3.60         3.52         3.23         3.22         3.09
   Net interest margin (net interest income divided
      by average interest-earning assets .................           4.00         4.04         3.74         3.70         3.54
   Ratio of average interest-earning assets to
      average interest bearing-liabilities ...............         113.58       112.94       112.89       112.52       112.24
   Ratio of non-interest expense to average total
      assets .............................................           3.12         3.15         2.71         2.49         2.74
   Efficiency ratio (non-interest expense divided
      by total of net interest income and non-
      interest income) ...................................          73.02        72.54        67.43        62.88        72.21
   Dividend pay out ratio (dividends paid during
      the year divided by net income) ....................          20.69        20.00        15.77        11.78        17.39
Asset Quality Ratios:
   Non-performing assets to total assets at end of
      period .............................................           0.59         1.64         0.68         1.22         0.41
   Non-performing loans to total loans at end of
      period .............................................           0.84         2.39         1.00         1.78         0.62
   Allowance for loan losses to total loans at end
      of period ..........................................           1.67         1.70         1.72         1.80         2.19
   Allowance for loan losses to non-performing
      loans at end of period .............................         199.46        71.03       171.56       100.76       341.18
   Provision for loan losses to total loans ..............           0.00         0.00         0.03         0.02         0.05
   Net charged-offs to average loans outstanding .........           0.09         0.08         0.08         0.07         0.08


                       WHERE YOU CAN FIND MORE INFORMATION

         As a public company, we are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

                               THE ANNUAL MEETING

Place, Time and Date

         The annual meeting is scheduled to be held at 10:00 a.m., Central Time, on Wednesday, September 4, 2002, at our office located at 23910 Railroad Avenue, Plaquemine, Louisiana 70764.

Matters to Be Considered

         At the annual meeting, you will be asked to approve proposals to adopt the merger agreement, to elect two directors for terms of three years or until their successors have been elected and qualified, to ratify the appointment of L.A. Champagne & Co., L.L.P. as our independent auditors for the year ending December 31, 2002, to adjourn the annual meeting if necessary to solicit additional proxies, and such other matters as are properly brought before the annual meeting. As of August 2, 2002, we do not know of any other business that will be presented for consideration at the annual meeting other than the adoption of the merger agreement, election of directors, ratification of auditors and the proposal to possibly adjourn the annual meeting.

Record Date; Vote Required

         Only our stockholders of record at the close of business on July 24, 2002 are entitled to notice of and to vote at the annual meeting. As provided in our articles of incorporation, no one who beneficially owns, either directly or indirectly, in excess of 10% of our outstanding shares will be entitled to vote any shares held in excess of the 10% limit. As of July 24, 2002, there were 210,870 shares of our common stock outstanding and entitled to vote at the annual meeting.

         Each outstanding share of our common stock will be entitled to cast one vote per share at the annual meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxies, of the holders of a majority of the outstanding common stock entitled to vote at the annual meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the annual meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

         The election of directors and the ratification of the auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

         To approve and adopt the merger agreement, the holders of two-thirds of the outstanding shares of IBL Bancorp common stock present, in person or by proxy, at the annual meeting must vote in favor of the merger agreement. Consequently, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. Abstentions will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. In addition, a majority of the votes cast at the annual meeting must vote in favor of the proposal to adjourn the annual meeting. Accordingly, abstentions will have the same effect as voting against the proposal to adjourn the annual meeting. Broker non-votes will have no effect on this proposal.

         Adoption of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger" on pages 18-19.

Beneficial Ownership of IBL Bancorp Common Stock

         As of July 24, 2002, our directors and executive officers and their affiliates beneficially owned in the aggregate 53,882 shares (excluding stock options) of our common stock, or 25.6% of our outstanding shares of common stock entitled to vote at the annual meeting. See "Beneficial Ownership of IBL Bancorp Common Stock" on pages 31-33. Our executive officers and directors have entered into voting agreements with Shay Investment agreeing to vote their shares of IBL Bancorp common stock in favor of the adoption of the merger agreement. In addition, as of July 24, 2002, Shay Investment and Rodger D. Shay, the President of Shay Investment, owned 6,000 shares and 500 shares, respectively, of IBL Bancorp common stock.

IBL Bancorp Common Stock

         Our common stock is traded on the OTC Bulletin Board under the symbol "IBLB." On June 19, 2002, the last trading day prior to our announcement that we had entered into the merger agreement, the closing price per share of our common stock was $13.17. On July 25, 2002, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $23.20.

Proxies

         Shares of our common stock represented by properly executed proxies received prior to or at the annual meeting will, unless they have been revoked, be voted at the annual meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement, "FOR" the adjournment of the meeting if necessary to solicit additional proxies, "FOR" the election of directors and "FOR" the ratification of independent auditors.

         You should complete and return the proxy form accompanying this proxy statement to ensure that your vote is counted at the annual meeting, regardless of whether you plan to attend the annual meeting. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the annual meeting by:

          o submitting written notice of revocation to the Secretary of IBL Bancorp,

          o    submitting a properly executed proxy of a later date, or

          o voting in person at the annual meeting, but simply attending the annual meeting without voting will not revoke an earlier proxy.

          Written notice of revocation and other communications about revoking your proxy should be addressed to:

                        IBL Bancorp, Inc.
                        23910 Railroad Avenue
                        Plaquemine, Louisiana 70764
                        Attention:  Gary K. Pruitt, Secretary

         If any other matters are properly presented at the annual meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of August 2, 2002, we know of no other matters to be presented at the meeting.

         Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Trident may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

         If your IBL Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

         In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the annual meeting. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of IBL Bancorp common stock.

         You are requested to complete, date and sign the accompanying proxy form and to return it promptly in the enclosed postage-paid envelope.

         You should not forward stock certificates with your proxy forms.


                                   THE MERGER

         The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

         As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, IBL Bancorp and a newly formed subsidiary of Shay Investment will merge in accordance with Louisiana law. IBL Bancorp will be the surviving corporation of the merger and will become a subsidiary of Shay Investment. Immediately after the merger, IBL Bancorp will be liquidated and dissolved, and Shay Investment will acquire all of the outstanding shares of common stock of Iberville. Iberville will also convert to a federal stock savings bank and will receive from Shay Investment all of the outstanding stock of First Financial Trust Company.

         Upon completion of the merger, our stockholders will be entitled to receive $24.00 in cash for each share of IBL Bancorp common stock they hold and will cease to be stockholders of IBL Bancorp. All of the directors from Iberville will continue to be directors of Iberville, with two additional directors designated by Shay Investment.

The Companies

            IBL Bancorp, Inc.
            23910 Railroad Avenue
            Plaquemine, Louisiana 70764
            (225) 687-6337

         IBL Bancorp is a Louisiana corporation and the parent savings and loan holding company of Iberville Building and Loan Association. Iberville is a Louisiana-chartered stock savings association which is located in Plaquemine, Louisiana. Iberville operates one branch office located in Iberville Parish.

            Shay Investment Services, Inc.
            1000 Brickell Avenue, Suite 700
            Miami, Florida 33131
            (305) 379-6950

         Shay Investment is a Florida corporation and the private holding company for various subsidiaries. These subsidiaries include Shay Financial Services, Inc., a NASD-registered broker/dealer, which is part of a highly specialized fixed-income boutique, structured exclusively to address the investment, loan and deposit needs of banks, thrifts and credit unions; Shay Assets Management, Inc., an investment advisor for various investment companies which also provides advisory services to, among others, banks, insurance companies and public and private pension funds; and First Financial Trust Company, a Texas trust company which provides custodial services.

Background of the Merger

         The financial services industry has become increasingly competitive and has undergone industry-wide consolidation. In response to these developments, our board of directors has, on an ongoing basis, considered strategic options for increasing stockholder value, including potential acquisitions by other institutions.

         In November 2001, Rodger D. Shay, the President and Chief Executive Officer of Shay Investment, called and met with our senior management to discuss a potential acquisition. Our board of directors authorized management to pursue further discussions. Mr. Shay and our senior management had various telephone conversations from late November 2001 to early January 2002.

         On January 14, 2002, we sent a confidentiality agreement to Shay Investment, which was signed by Mr. Shay the next day. We then provided preliminary financial information as of December 31, 2001 and the year then ended to Shay Investment. Further discussions were held in January 2002, and our board of directors authorized management to continue to proceed.

         In February 2002, we requested Shay Investment to give us a preliminary indication of interest regarding the major terms of a proposed acquisition. We also reviewed draft financial statements for Shay Investment for 2001 and had further discussions with Mr. Shay. On February 22, 2002, we received a non-binding indication of interest from Shay Investment, which was subject to Shay Investment's satisfactory completion of due diligence and the negotiation and execution of a definitive merger agreement. Our board of directors determined to proceed further and to permit Shay Investment to conduct a full due diligence review. In addition, on February 22, 2002, we engaged Trident to render a fairness opinion in connection with the proposed sale to Shay Investment.

         In March and April 2002, we provided various documents to Shay Investment and its representatives in connection with their due diligence review. In late April 2002, Shay Investment and its representatives conducted an on-site review of various documents.

         Shay Investment's counsel provided us and our representatives with the initial draft of the merger agreement in mid-May 2002. While we were reviewing the merger agreement and negotiating its terms, we authorized Trident to contact four other financial institutions in Louisiana to determine whether they had an interest in acquiring us. The contacts commenced in May 2002. One of the institutions did not respond to Trident, and a second institution indicated it was not interested. The remaining two institutions each signed a confidentiality agreement in May 2002. Of the two companies that signed confidentiality agreements, one elected not to proceed further, and the remaining institution requested more documents and conducted further due diligence. During the second week of June 2002, this institution elected not to proceed further and did not submit any indication of interest.

         From mid-May to mid-June 2002, we negotiated the terms of the merger agreement with the assistance of our legal counsel. During this time, we also reviewed Shay Investment's financial ability to pay the aggregate merger consideration and reviewed information regarding First Financial Trust, a wholly owned subsidiary of Shay Investment that will become a subsidiary of Iberville.

         A draft of the merger agreement was provided to our directors on or about June 14, 2002 for their review. The directors had various questions, which were discussed with our counsel on June 18, 2002. A meeting of our board of directors was held on the afternoon of June 19, 2002. At this meeting, Trident made a financial presentation to our directors and reviewed the financial terms of other acquisitions. Trident also discussed the analyses it had performed, and Trident provided us with an oral opinion that the merger consideration was fair, from a financial point of view, to our stockholders. Our counsel then reviewed with our directors the terms of the merger agreement. After completion of the review and discussion, our board of directors unanimously voted to approve the merger agreement and authorized Mr. Bouchereau to execute the merger agreement. Execution of the merger agreement was publicly announced on June 20, 2002.

Our Reasons for the Merger; Recommendation of Your Board of Directors

         Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Shay Investment and IBL Bancorp, are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:


          o the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock,

          o information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

          o    industry and economic conditions,

          o our assessment of Shay Investment's ability to pay the aggregate merger consideration,

          o the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,

          o the requirement to pay Shay Investment $300,000 of liquidated damages under certain circumstances,

          o the general structure of the transaction and the continuation of Iberville as a separate, wholly owned subsidiary of Shay Investment,

          o the greater resources and product offerings that Iberville will have after the merger than we currently have,

          o the impact of the merger on the depositors, employees, customers and communities served by us through expanded products and services,

          o the results of our due diligence investigation of Shay Investment, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

          o the ability of Iberville after the merger to compete in relevant banking markets, and

          o our strategic alternatives to the merger, including the continued operation of Iberville as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

         Our Board of Directors believes that the merger is in the best interests of IBL Bancorp and our stockholders. The Board of Directors unanimously recommends that our stockholders vote for the adoption of the merger agreement and the transactions contemplated by it.

         The Consideration is Fair According to Trident Securities, Our Financial Advisor.

         Acquisition - General. Pursuant to an engagement letter dated February 22, 2002 between IBL Bancorp and Trident Securities, a division of McDonald Investments Inc., IBL Bancorp retained Trident to render an opinion with respect to the fairness, from a financial point of view, of the merger consideration to be received by our stockholders in connection with the proposed sale of IBL Bancorp to Shay Investment. Trident is a nationally recognized specialist in the financial services industry, in general, and in thrifts in particular. Trident is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. IBL Bancorp selected Trident to render a fairness opinion based upon Trident's qualifications, expertise and reputation in such capacity.

         Trident delivered a written opinion, dated June 19, 2002 that the merger consideration was fair to IBL Bancorp stockholders, from a financial point of view, as of the date of such opinion. The scope of Trident's engagement extends only to opining on the financial terms of the offer from Shay Investment and did not require Trident to conduct a thorough market check of all logical acquirers, provide advisory services to IBL Bancorp in its negotiations with Shay Investment, or opine on the non-financial terms of the offer from Shay Investment.

         The full text of Trident's written opinion to the IBL Bancorp board, updated as of the date of this document, sets forth the assumptions made, matters considered and extent of review by Trident. The updated opinion is attached as Appendix B and is incorporated herein by reference. It should be read carefully and in its entirety in conjunction with this document. The following summary of Trident's opinion is qualified in its entirety by reference to the full text of the opinion. Trident's opinion is addressed to the IBL Bancorp board and does not constitute a recommendation to any stockholder of IBL Bancorp as to how such stockholder should vote on the merger agreement.

          Trident, in connection with rendering its opinion:

          o reviewed certain publicly available information concerning IBL Bancorp, including our annual report for 2001 and our quarterly report for the quarter ended March 31, 2002;

          o reviewed certain other internal information, primarily financial in nature relating to our business, earnings, assets and prospects;

          o participated in meetings and telephone conferences with members of our senior management concerning our financial condition, business, assets, financial forecasts and prospects;

          o reviewed certain stock market information for the IBL Bancorp common stock and compared it with similar information for certain companies, the securities of which are publicly traded;

          o compared the results of operations and financial condition of IBL Bancorp with that of certain companies which Trident deemed to be relevant for purposes of its opinion;

          o reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which Trident deemed to be relevant for purposes of its opinion;

          o    reviewed the merger agreement and certain related documents; and

          o performed such other reviews and analyses as Trident deemed appropriate.

         The oral and written opinions provided by Trident to IBL Bancorp were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

         In connection with its review and arriving at its opinion, Trident relied upon the accuracy and completeness of the financial information and other pertinent information provided by IBL Bancorp to Trident for purposes of rendering its opinion. Trident did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for IBL Bancorp with the input of its management, as well as projections of cost savings, revenue enhancements and operating synergies, Trident assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of IBL Bancorp as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which Trident could formulate its opinion. IBL Bancorp does not publicly disclose such internal management projections of the type utilized by Trident in connection with Trident's role as financial advisor to IBL Bancorp. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing IBL Bancorp. Accordingly, actual results could vary significantly from those set forth in the respective projections.

     Trident does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for IBL Bancorp are adequate to cover such losses. In addition, Trident does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of IBL Bancorp, nor was Trident provided with such appraisals. Furthermore, Trident assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by IBL Bancorp, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for IBL Bancorp, Trident adjusted the data to reflect full dilution, i.e., the effect of the exercise of outstanding options utilizing the treasury stock method. In particular, Trident assumes that the merger will be recorded as a "purchase" in accordance with generally accepted accounting principles.

     In connection with rendering its opinion to IBL Bancorp's board, Trident performed a variety of financial and comparative analyses, of which the analyses necessitating the primary weight of our opinion are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by Trident. Moreover, Trident believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Trident also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Trident drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Trident's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses summarized below were assigned a greater significance by Trident than any other in deriving its opinion.

     Comparable Transaction Analysis: Trident reviewed and compared actual information for groups of comparable pending and completed thrift merger transactions (through June 7, 2002) it deemed pertinent to an analysis of the merger. The pricing ratios for the merger were compared to the average and median ratios of (1) price to last twelve months earnings, (2) price to tangible book value, (3) capital adjusted price to tangible book value, (4) tangible book value premium to core deposit ratio ("TBV Prem./Core Deposits"), and (5) transaction premium to current trading price for each of the following 11 comparable transaction groups:

          o all thrift acquisitions in the United States announced within the preceding 12 months ("All Recent Median");

          o all thrift acquisitions in the United States announced within the preceding 90 days ("Last 90 Days Median");

          o all pending thrift acquisitions in the United States that have been announced but have yet to close ("All Pending Median");

          o all Southcentral United States thrift acquisitions announced within the preceding 12 months ("Southcentral Recent Median");

          o all thrift acquisitions announced within the preceding 12 months involving acquired thrifts with non-performing assets of 0.40%-0.80% of total assets ("NPAs 0.40%-0.80% Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with assets of $0-$50 Million ("Assets $0mm-$50mm Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months with a total deal size of $0-$10 Million ("Deal Size $0mm-$10mm Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average assets of 70bp-100bp ("ROAA 70bp-100bp Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with returns on average equity of 6%-9% ("ROAE 6%-9% Median");

          o all thrift acquisitions in the United States announced within the preceding 12 months involving acquired thrifts with tangible capital of 10%-15% ("Tangible Capital 10%-15% Median"); and

          o Guideline thrift acquisitions announced since December 15, 2000 involving acquired thrifts with asset sizes, capital levels, returns on average equity and market areas similar to IBL Bancorp ("Guideline Median").

         The following table represents a summary analysis of the comparable transactions analyzed by Trident based on the announced transaction values:



                                                         Median Price to            Capital         TBV
                                                      ---------------------       Adj. Price/    Prem. (3)/       Premium/
                                      Number of         LTM          Tang.           Tang.          Core          Trading
                                    Transactions       EPS(2)        Book            Book         Deposits         Price
                                    ------------       ------        ----            ----         --------         -----
All Recent Median                        49            19.2x         142.2%         167.9%          7.7%           41.3%
Last 90 Days Median                      10            19.2x         143.8%         179.2%          7.7%           58.5%
All Pending Median                       25            19.9x         151.1%         161.0%          7.7%           56.3%
Southcentral Recent Median                3            25.9x         127.5%         140.0%          3.1%           56.3%
NPAs 0.40%-0.80% Median                   9            24.8x         137.2%         138.6%          6.8%           58.5%
Assets $0mm-$50mm Median                  8            26.8x         114.5%         135.2%          3.7%           95.9%
Deal Size $0mm-$10mm Median              15            26.8x         106.0%         122.1%          2.4%           75.0%
ROAA 70bp-100bp Median                    9            15.7x         261.2%         200.3%         17.6%           54.1%
ROAE 6%-9% Median                         8            15.7x         110.2%         111.5%          3.6%           57.9%
Tangible Capital 10%-15% Median          12            28.4x         137.2%         127.5%          6.8%           33.6%
Guideline Median                         10            25.8x         110.9%         127.9%          3.4%           45.5%
IBL Bancorp (1)                                        18.7x         127.1%         155.7%          5.5%           89.0%(4)

_____________________

(1)  IBL Bancorp pricing data based on merger consideration of $24.00 per share.
(2)  Last 12 months earnings per share.
(3)  Tangible book value premium.
(4) Based on IBL Bancorp's closing stock price of $12.70 per share on June 18, 2002.


         The value of the transaction indicates that the offer made to IBL Bancorp falls within the range of similar transactions, represented by the comparable groups, based on all methods of merger valuation used by Trident in its comparable merger transaction analyses.

         Discounted Cash Flow Analysis: Trident prepared a discounted cash flow analysis with regard to IBL Bancorp's estimated acquisition value through the fiscal year ended December 31, 2007. This analysis utilized a range of discount rates of 10% to 15%; assumed annual asset and earnings growth rate of 5.0%; and utilized a range of terminal earnings multiples of 10.0x to 20.0x fiscal year 2007 net income. Additionally, analyses were performed incorporating estimated cost savings and also without estimated cost savings. The analyses resulted in a range of present values for IBL Bancorp stockholders of between $7.75 and $20.90 for acquisition values. This analysis was based on estimates by Trident in determining the terminal earnings multiples used in projecting IBL Bancorp's acquisition value and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present or at any time in the future. Trident noted that the discounted cash flow analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend pay-out rates and discount rates.

         Based on the aforementioned analyses and Trident's experience with numerous mergers involving thrift institutions, it is Trident's opinion that the merger consideration to be received by IBL Bancorp stockholders in the merger is fair from a financial point of view.

         No company used as a comparison in the above analyses is identical to IBL Bancorp or the combined entity and no other transaction is identical to the merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, such analyses involve complex considerations and judgments concerning differences in financial, market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which IBL Bancorp and the combined entity are being compared.

         In connection with delivery of its opinion dated as of the date of this document, Trident performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which the analyses described above were based and the factors considered in connection therewith. Trident did not perform any analyses in addition to those described above in updating the opinion.

         For its financial advisory services provided to IBL Bancorp, Trident will be paid a total fee of $65,000, of which $45,000 has been paid to date with the balance of the total fee to be paid to Trident upon completion of the merger. In addition, IBL Bancorp has agreed to reimburse Trident for all reasonable out-of-pocket expenses, incurred by it on IBL Bancorp's behalf, and to indemnify Trident against certain liabilities, including any which may arise under the federal securities laws.

         Trident is a member of all principal securities exchanges in the United States and in the conduct of its broker-dealer activities may have from time to time purchased securities from, and sold securities to, IBL Bancorp. As a market maker, Trident may also have purchased and sold the securities of IBL Bancorp for Trident's own account and for the accounts of its customers. Trident also served as the underwriter for IBL Bancorp's initial public offering in 1998 in connection with the mutual to stock conversion of Iberville.

You Will Receive Cash for Your Shares of IBL Bancorp Stock

         Upon completion of the merger, each outstanding share of IBL Bancorp common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Louisiana law, shares held directly or indirectly by Shay Investment and 1,265 unallocated shares held by our recognition and retention plan) shall be converted into and represent the right to receive $24.00 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $5.3 million, including payment for the cancellation of all IBL Bancorp stock options, assuming none of such options are exercised.

Treatment of Stock Options and Restricted Shares

         At the effective time of the merger, each stock option to purchase IBL Bancorp common stock issued pursuant to our 1999 stock option plan, whether or not vested or exercisable before the merger is completed, will be canceled and the holder of the unexercised stock option will be entitled to receive a cash payment equal to $24.00 less the exercise price per share of the stock option, multiplied by the number of shares of IBL Bancorp common stock subject to the stock option, less any required tax withholding.

         Our 1999 recognition and retention plan holds 1,265 shares of our common stock. These shares were never granted to our directors, officers and employees, and these shares will be canceled upon completion of the merger.

Procedure for Surrendering Your Certificates

         As of the effective time of the merger, Shay Investment will deliver to a bank or trust company reasonably satisfactory to us an amount of cash equal to the aggregate merger consideration. The bank or trust company receiving the deposit will act as paying agent for the benefit of the holders of certificates of IBL Bancorp common stock in exchange for the merger consideration. Each holder of IBL Bancorp common stock who surrenders his or her IBL Bancorp shares to the paying agent will be entitled to receive a cash payment of $24.00 per share of IBL Bancorp common stock upon acceptance of the shares by the paying agent.

         No later than five business days after the effective time of the merger, a letter of transmittal will be mailed by the paying agent to IBL Bancorp stockholders. The letter of transmittal will contain instructions for surrendering your certificates of IBL Bancorp common stock.

         You should not return your IBL Bancorp common stock certificates with the enclosed proxy, and you should not send your stock certificates to the paying agent until you receive the letter of transmittal.

         If a certificate for IBL Bancorp common stock has been lost, stolen or destroyed, the paying agent is not obligated to deliver payment until the holder of the shares delivers:

         o an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate,

         o     an indemnity agreement, or

         o     if required by the paying agent or Shay Investment, a bond.

         After one hundred twenty (120) days following the effective time of the merger, the paying agent will deliver to Shay any funds not claimed by former IBL Bancorp stockholders. Thereafter, the payment obligation for any certificate representing IBL Bancorp common stock which has not been satisfied will become the responsibility of Shay Investment.

         If certificates for IBL Bancorp common stock are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental agency, the unclaimed amounts will become the property of Shay Investment to the extent permitted by applicable law, free and clear of all claims or interest of any person previously entitled to such property. None of Shay Investment, IBL Bancorp, the paying agent or any other party to the merger will be liable to any former holder of IBL Bancorp common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties Made by Us and Shay Investment

         The merger agreement contains representations and warranties made by us and Shay Investment which are customary for this type of merger transaction, including, among others, representations and warranties concerning:

         o the organization of us, Iberville, Shay Investment, the merger subsidiary and First Financial Trust,

         o the due authorization, execution, delivery and performance of the merger agreement,

         o the absence of certain breaches or violations as a result of the merger,

         o governmental consents or approvals required for the consummation of the merger,

         o     the financial statements of Shay Investment and us,

         o     the absence of certain interim changes or events,

         o     the absence of litigation or claims,

         o     the absence of regulatory actions,

         o     compliance with applicable laws by us and Shay Investment, and

         o the absence of any broker's and finder's fees other than those owed to Trident by us and to RP Financial, LC. by Shay Investment.

         We have made additional representations and warranties (which are also customary), regarding the following:

         o     our capitalization,

         o our required stockholder vote and the receipt of a fairness opinion from our financial advisor regarding the merger consideration,

         o     the regulatory reports filed by us,

         o     tax matters,

         o     material agreements,

         o     labor matters,

         o     employee benefit plans,

         o     title to our property and other assets,

         o     environmental matters,

         o the status of our loan and investment portfolios, allowance for loan losses and asset quality,

         o     the status of our deposits,

         o     the inapplicability of our antitakeover provisions,

         o     material interests of our officers and directors,

         o     our insurance against risks,

         o     the registration of our securities,

         o     any claims for indemnification,

         o     the accuracy of our books, records and corporate documents,

         o the liquidation account created in our mutual to stock conversion, and

         o     the accuracy of our disclosures.

         Shay Investment has made representations regarding its ability to pay the merger consideration to our stockholders, ownership of IBL Bancorp common stock, matters regarding First Financial Trust and the receipt of a tax opinion from Thacher Proffitt & Wood, special counsel to Shay Investment.

         The representations and warranties made by us and Shay Investment are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger agreement is terminated, there will be no liability on the part of either us or Shay Investment other than for willful breaches or the possible payment of liquidated damages to Shay Investment as discussed below under "-Termination of the Merger Agreement."

Conditions to the Merger

         The respective obligations of Shay Investment and IBL Bancorp to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

         o     approval of the merger agreement by our stockholders,

         o the receipt of all required regulatory or governmental approvals, consents or waivers; provided that none of such approvals or waivers shall contain my non-standard term or condition which would have a material adverse effect, subject to certain exceptions,

         o the absence of any order, decree or injunction which enjoins or prohibits the completion of the merger or any other transaction contemplated by the merger agreement,

         o the absence of any statute, rule, regulation, order, injunction or decree which prohibits, restricts or makes illegal completion of the merger or any other transaction contemplated by the merger agreement,

         o the performance by the other party of its obligations contained in the merger agreement in all material respects and, subject to a material adverse effect standard, the accuracy of the other party's representations and warranties contained in the merger agreement; and the receipt of a certificate to the foregoing effect, and

         o the authorization by the other party's board of directors and stockholders of the execution, delivery and performance of the merger agreement and merger transactions; and the receipt of the other party's resolutions evidencing such authorization.

         Shay Investment's obligation to effect the merger also is subject to the following conditions:

         o from the date of the merger agreement to the closing of the merger, we will not have been affected by any event which has had or which is reasonably likely to have a material adverse effect,

         o our net worth as of the most recent calendar month end preceding the completion of the merger shall not be below $4,073,000, provided that any adverse effects resulting from (a) any changes in accounting principles, economic conditions or interest rates,
               (b) actions or omissions taken with the prior informed written consent of Shay Investment, or (c) our expenses associated with the merger and the other transactions contemplated by the merger agreement shall be excluded in calculating our net worth prior to the completion of the merger agreement,

         o from the date of the merger agreement to the closing of the merger, we must update our disclosure schedules, if necessary, to correct any information previously provided Shay Investment that becomes inaccurate,

         o     the receipt of certain good standing certificates,

         o the receipt of consents and approvals, other than governmental approvals or consents, required in connection with the merger, and

         o the receipt of an update to the tax opinion previously provided by Thacher Proffitt substantially to the effect that:

               a. for federal income tax purposes, the merger will be treated as a purchase of shares of IBL Bancorp common stock by Shay Investment and such purchase will be treated as a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Internal Revenue Code,

               b. neither Shay Investment, the merger subsidiary, IBL Bancorp nor Iberville will recognize gain or loss as a result of Shay Investment's purchase of shares of IBL Bancorp common stock,

               c. neither Shay Investment nor Iberville will recognize gain or loss as a result of the transfer by Shay Investment of 100% of the common stock of First Financial Trust to Iberville, and

               d. the merger shall not cause Iberville to restore to gross income any of its bad debt reserves previously deducted pursuant to Section 593 of the Internal Revenue Code.

         There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Louisiana. It is currently anticipated that the effective time of the merger will occur during the fourth quarter of 2002.

Conduct of Business Prior to the Completion of the Merger and Certain Covenants of Us and Shay Investment

         We and Shay Investment and its merger subsidiary have agreed to cooperate with each other in completing the merger transactions. We have also agreed that none of us will take any action that would cause the representations or warranties contained in the merger agreement not to be true or that is inconsistent with the following agreements regarding the conduct of our or Shay Investment's business prior to the effective time.

         Conduct of Our Business. The merger agreement provides that except as otherwise contemplated by the merger agreement and until the effective time of the merger, we shall conduct our business in the ordinary course consistent with prudent banking practice. We have also agreed to:

         o maintain and preserve intact our business organization, properties, leases and advantageous business relationships and use our best efforts to retain the services of our officers and key employees,

         o take no action which would adversely affect or delay the ability of us or Shay Investment to perform the covenants and agreements on a timely basis,

         o take no action which would materially adversely affect or delay the ability of us or Shay Investment to obtain any necessary approvals, consents or waivers required for the merger transactions, and

         o take no action, unless consented to or requested by Shay Investment, that results in or is likely to have a material adverse effect on us.

         The merger agreement further provides that, except as otherwise consented to by Shay Investment in writing, we shall not:

         o change any provisions of the articles of incorporation or bylaws of IBL Bancorp or Iberville,

         o except pursuant to the exercise of stock options, issue, deliver, sell, pledge, dispose of, grant or encumber any shares of our capital stock or any options, warrants, convertible securities or other rights of any kind to acquire any shares of our capital stock currently reserved for grant under our recognition and retention plan or any other ownership interest of us,

         o sell, transfer, mortgage, encumber or otherwise dispose of any of our material properties, leases or assets, except in the ordinary course of business or in amounts less than $15,000,

         o except as set forth in the merger agreement, increase the compensation or fringe benefits of any of our employees or directors, or pay any non-required pension or retirement allowance, or become a party to, amend or commit to or fund or otherwise establish any trust or account related to any plan with or for the benefit of any of our employees or directors,

         o except as set forth in the merger agreement, terminate or increase the costs to us of any employee plan,

         o hire any employee, other than to replace an existing employee at a comparable salary,

         o     enter into or amend any employment, commission or bonus contract,

         o make any discretionary contributions to any employee plan, except for contributions to our profit sharing plan on behalf or our officers and employees in an amount up to 15% of total compensation in 2002,

         o amend any employee plan other than as required by applicable laws or regulations and other than as may be necessary or advisable, in the opinion of our counsel, to maintain the tax qualified status of any such plan, provided that no such amendment increases the benefits payable under such plan or increases Shay Investment's obligations thereunder,

         o except as contemplated by the merger agreement, change our method of accounting as in effect at March 31, 2002, except as required by changes in GAAP as concurred in writing by our independent auditors,

         o make any investment in any debt security, purchase of stock or securities, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, other than in the ordinary course of business or the purchase of Federal Home Loan Bank common stock necessary to maintain our membership,

         o except as provided for in the merger agreement, enter into any contract or agreement that is not terminable without liability within 30 days, or make any change in, or terminate, any of our leases or contracts, other than those with market values of less than $10,000 per year,

         o pay, discharge or satisfy any claim, liability or obligation, other than in the ordinary course of business and consistent with past practice,

         o waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except in the ordinary course of business, or in amounts less than $15,000,

         o enter into any new line of business or materially expand the business currently conducted by us or file any application to relocate or terminate the operations of our banking office,

         o except to the extent required by applicable law or regulation, adopt or implement any new policy or practice or procedure with respect to our loan origination activities, the delegation of loan underwriting functions, the delegation of loan processing functions or alter the loan approval levels for any of our officers or employees with authority to approve loan originations or grant such authority to any person who does not have such authority as of the date of the merger agreement,

         o acquire or agree to acquire any corporation or any other business organization, which is material, individually or in the aggregate, to us,

         o other than deposits, incur any additional borrowings, except certain short-term borrowings consistent with past practice, or pledge any assets to secure any borrowings except as required by the terms of borrowings currently in effect or in connection with additional permitted borrowings,

         o make any single capital expenditure in excess of $10,000 or capital expenditures which are in the aggregate in excess of $15,000,

         o fail to maintain all our properties in repair, order and condition no worse than on the date of the merger agreement or fail to maintain insurance on all our properties until the effective time of the merger,

         o make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans,

         o establish or make any commitment relating to the establishment of any new branch or other office facilities,

         o capitalize, lend to or otherwise invest in Iberville, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise,

         o nominate to our board of directors any person who is not currently a member of our board of directors,

         o agree or make any commitment to take any action that is prohibited by the foregoing, and

         o declare, set aside, make or pay any dividend or other distribution with respect to our capital stock, except for each calendar quarter in which the record date for dividends on our common stock precedes the effective date, we may declare regular quarterly dividends in the amount of $0.0575 per share, provided that we may pay a pro rated dividend based on the anticipated closing date for the merger.

         In addition, we have agreed that neither IBL Bancorp nor Iberville nor any of our respective officers and directors will initiate, solicit or encourage inquiries or the making of any proposal or offer with respect to any acquisition proposal and to use our best efforts so that our employees, representatives and agents so comply. An acquisition proposal is a proposal by a third party to engage in a merger, consolidation, purchase of all or 25% or more of the assets or equity securities of IBL Bancorp or Iberville, or any similar transaction. We are permitted, however, to furnish information to or engage in discussions or negotiations with third parties if, after having consulted with and received the advice of our counsel and our financial advisor, our board of directors determines in good faith that (a) such action is legally advisable for the proper discharge of its fiduciary duties, and (b) the acquisition proposal is reasonably likely to be completed if accepted and would result in a more favorable transaction. We are required to promptly inform Shay Investment of any requests for information or of any negotiations or discussions regarding any alternative proposal.

         If our board of directors determines, after consultation with our financial advisor and legal counsel, that we have received an offer from a third party that is superior to Shay Investment's, we may terminate the merger agreement. We are required to notify Shay Investment of our intent to terminate the merger agreement, to specify the terms and conditions of the superior offer and to identify the person making the offer.

         Conduct of Shay Investment's Business. The merger agreement provides that except as otherwise contemplated by the merger agreement and until the effective time of the merger, Shay Investment shall not:

         o take any action that would cause the representation regarding access to funds necessary to pay the merger consideration to fail to be true and accurate or that would materially adversely affect the ability of Shay Investment to perform its covenants and agreements on a timely basis or to consummate the merger transactions,

         o knowingly take any action, other than in the ordinary course of business, which would materially adversely affect or delay the ability of us or Shay Investment to obtain any necessary stockholder approvals or regulatory approvals, consents or waivers required for the merger transactions, and

         o except as expressly provided in the merger agreement, cause its merger subsidiary to conduct any business prior to the effective time.

Approvals Needed to Complete the Merger

         In addition to the approval of the merger agreement by our stockholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Office of Thrift Supervision. We have filed an application to convert Iberville to a federal savings bank, and Shay Investment (together with Rodger Shay and members of his family) have filed an application to acquire all of the to-be- outstanding shares of capital stock of Iberville (prior to the charter conversion). These applications are currently pending. In reviewing applications under the Home Owners' Loan Act, the Office of Thrift Supervision must consider, among other factors, the financial and managerial resources and future prospects of the institution, and the convenience and needs of the communities to be served.

         Under the Community Reinvestment Act of 1977, the Office of Thrift Supervision must take into account the record of performance of Iberville in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by us. As part of the review process, the Office of Thrift Supervision may receive comments and protests from community groups and others. Iberville received a "satisfactory" rating during its last Community Reinvestment Act examination.

         Because Shay Investment will contribute all of its stock in First Financial Trust to Iberville, First Financial Trust will become an operating subsidiary of Iberville. Notices for the establishment of an operating subsidiary and for the transfer of First Financial Trust to Iberville have been filed with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation, and an application to convert Iberville to a federal savings bank has also been filed with the Office of Thrift Supervision. Shay Investment has also filed a notice with the Texas Department of Banking in connection with the transfer of First Financial Trust to Iberville.

         We have also provided the Louisiana Office of Financial Institutions with notice of the merger and related transactions, as well as a copy of the filings submitted to the Office of Thrift Supervision on behalf of Shay Investment and Iberville.

         We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

         The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by our stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

         There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not completed on or before February 28, 2003, the merger agreement may be terminated by either Shay Investment or us.

         It is a condition to the consummation of the merger that the regulatory approvals be obtained without the inclusion of any non-standard term or condition which would have a material adverse effect on either us or Shay Investment. In this regard, the inclusion of certain frequently seen non-standard conditions would not be deemed to have a material adverse effect. In addition, any limits imposed on the amount that Iberville may invest in First Financial Trust or the activities of First Financial Trust will not be deemed to have a material adverse effect. No assurance can be provided that any such approvals will not contain terms or conditions which fail to satisfy this condition of the merger agreement.

Waiver and Amendment of the Merger Agreement

         Any provision in the merger agreement may be amended in writing before the effective time by any party benefitted by the provision or amended and modified by an agreement between us and Shay Investment as approved by our boards of directors; provided, however, that after our stockholders have adopted the merger agreement no amendment can modify the form or decrease the amount of the merger consideration or otherwise materially adversely affect our stockholders without their approval, nor may the amendment contravene applicable laws, rules or regulations.

Termination of the Merger Agreement

         The merger agreement may be terminated in writing prior to the effective time of the merger by:

         o the mutual consent of the boards of directors of Shay Investment and us,

         o     by the boards of directors of Shay Investment or us if:

               o    our stockholders fail to adopt the merger agreement,

               o any approval, consent or waiver of a governmental authority required to complete the merger transactions has been denied and the denial is final and nonappealable or any governmental authority has issued a final nonappealable order prohibiting the completion of the merger transactions,

               o if the merger is not consummated by February 28, 2003, provided that the party seeking to terminate is not then in breach of any of its covenants, representations or warranties, or

               o the other party has materially breached any of its representations, warranties, covenants or agreements and the breach has not been cured within 20 business days after the giving of written notice, and

         o by our board of directors if we have received an offer that is superior to the Shay Investment offer and our board of directors has determined to accept the superior offer.

         In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, except for:

         o     provisions relating to confidential information,

         o provisions relating to the payment of documented out-of-pocket expenses and fees by us or Shay Investment, if the termination is due to a willful breach of a representation, warranty or covenant, in an amount not to exceed $250,000, and

         o a provision that each party will pay its own expenses if there is no willful breach of a representation, warranty or covenant.

         We have agreed to pay Shay Investment a liquidated damages fee in the amount of $300,000 in the following circumstances:

         o if within 18 months after June 19, 2002 but prior to the termination of the merger agreement, we enter into an acquisition agreement with a third party or if a third party acquires beneficial ownership of 25% or more of our voting stock, or

         o if after a bona fide proposal to engage in an acquisition transaction is made by a third party to us or our stockholders, any of the following occurs:

               o    we willfully breach any of our covenants or obligations,

               o our stockholders' meeting is not held by October 15, 2002 or is canceled, or

               o in connection with the bona fide proposal, our board of directors withdraws or modifies in a manner adverse to Shay Investment its recommendation that our stockholders approve the merger agreement.

         If we timely pay the liquidated damages, then we are not liable for any other damages under the merger agreement. In addition, if we pay Shay Investment's out-of-pocket expenses because of a willful breach by us, then we have no further liability under the merger agreement, including any liability for liquidated damages.

Interests of Directors and Officers in the Merger that are Different from Your Interests

         Some members of our management and board of directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our board of directors was aware of these interests and considered them in approving the merger agreement.

         IBL Bancorp Stock Options. As of July 24, 2002, our directors and executive officers held options to purchase in the aggregate 17,925 shares of IBL Bancorp common stock under our stock option plan. Each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options will be approximately $242,000. See " -Treatment of Stock Options and Restricted Shares."

         IBL Employee Stock Ownership Plan. As of June 30, 2002, our ESOP held 10,543 shares of our common stock which were pledged as collateral for the remaining $121,000 loan to our ESOP. Participants in our ESOP will become fully vested in their ESOP accounts and the ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the number of unallocated shares and the current loan balance, the ESOP will have approximately $132,000 of cash after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

         Employment Agreements. G. Lloyd Bouchereau, Jr., our President and Chief Executive Officer, and Danny M. Strickland, our Vice President, have executed employment agreements to remain with Iberville, effective as of the effective time of the merger. After the effective time, we and Shay Investment will have no further liability under our current employment agreements with Messrs. Bouchereau and Strickland.

         Retention Bonuses. Upon completion of the merger, we will pay retention bonuses of $75,000 to Mr. Bouchereau and $15,000 to Mr. Strickland.

         Profit Sharing Plan. Iberville intends to make regular contributions to its profit sharing plan in 2002 on behalf of its officers and employees, up to 15% of total compensation. If requested by Shay Investment to do so at least 60 days prior to completion of the merger, we have agreed to take all necessary action to terminate the profit sharing plan on or before the completion of the merger.

         Board of Directors. Upon completion of the merger, all of the current members of our board of directors will continue to serve on the board of directors of Iberville. In addition, two other persons will be appointed to the board of directors of Iberville by Shay Investment.

         Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Shay Investment has agreed to indemnify our directors, officers, employees and agents after the completion of the merger to the fullest extent permitted under our current articles of incorporation. Shay Investment also has agreed to maintain, for a period of six years after the effective time of the merger, our current directors' and officers' liability insurance policies, provided that the cost of such insurance coverage does not exceed 250% of the current cost.

Employees and Benefit Plans

         The merger agreement provides that our employees who remain employed by Shay Investment or its subsidiaries after the effective time of the merger will be eligible to participate in the benefit plans of Shay Investment that are generally available to similarly situated employees subject to the terms and provisions of the benefit plans. Continuing employees will receive credit for years of service with us for purposes of determining eligibility for participation, vesting and other benefits, but not for purposes of benefit accrual. In addition, Shay

Investment will make reasonable efforts to have its health insurance plans honor deductible and out-of-pocket expenses incurred under our health plans as of the effective time.

You May Have Dissenters' Rights of Appraisal

         Dissenting stockholders who comply with the procedural requirements of the Louisiana Business Corporation Law will be entitled to receive payment of the fair cash value of their shares of our common stock if the merger is effected with the approval of less than 80% of the total voting power of our stockholders. Section 12:131 of the Louisiana Business Corporation Law sets forth the procedures which must be complied with in order to qualify for dissenters' rights. The following discussion does not purport to be a complete statement of the provisions of Section 12:131 of the Louisiana Business Corporation Law and is qualified in its entirety by reference to those provisions, a copy of which is attached hereto as Appendix C. You must strictly comply with those provisions or your dissenters' rights will be lost.

         If an owner of shares of our common stock wishes to exercise the right to dissent, such owner must file with IBL Bancorp, prior to or at the annual meeting, a written objection to the merger and the owner must vote his or her shares against the merger agreement at the annual meeting. Failure to vote against the merger proposal will constitute a waiver of your dissenters' rights. The written objection required by the Louisiana Business Corporation Law must be filed with IBL Bancorp in addition to voting against the merger if you wish to exercise your dissenters' rights.

         If the merger is approved by the required vote, but by less than 80% of the total voting power, we will promptly give written notice thereof, by registered mail, to each stockholder who filed a written objection. Each stockholder may, within 20 days after the mailing of such notice, file with us a demand in writing for the fair cash value of his or her shares as of the day before the vote was taken at the annual meeting; provided that the stockholder:

         o     states the value demanded,

         o     states a post office address to which our reply may be sent, and

         o deposits in escrow in a chartered bank or trust company located in Iberville Parish the certificates of IBL Bancorp common stock duly endorsed and transferred to IBL Bancorp upon the sole condition that such certificates of our common stock will be delivered to us upon payment of the value of our common stock determined in accordance with Section 12:131 of the Louisiana Business Corporation Law.

The stockholder must deliver to IBL Bancorp, with his or her demand, the written acknowledgment of such bank or trust company that holds his or her certificates of IBL Bancorp common stock. Unless the objection, demand and acknowledgment discussed above are made and delivered by the stockholder within the appropriate time period, the stockholder shall conclusively be presumed to have acquiesced to the merger and related transactions.

         If we do not agree to the value stated and demanded by a dissenting stockholder, or do not agree that a payment is due, we shall, within 20 days after receipt of such demand and acknowledgment, notify the stockholder in writing of our disagreement and shall state in such notice the value we will agree to pay; otherwise we will be liable to pay the value demanded by the dissenting stockholder.

         In the case of disagreement as to the fair cash value, within 60 days after receipt of our notice of disagreement, the dissenting stockholder may file suit against us, or Shay Investment after the merger, in the district court of the parish within which we or Shay Investment, as the case may be, have our registered office, asking the court to fix and decree the fair cash value of our common stock as of the day before the vote at the annual meeting. The court will determine whether payment is due, and if so, the cash value of our common stock. Any other dissenting stockholder entitled to file suit may, within such 60-day period, intervene as a plaintiff in such suit filed by another stockholder. No order or decree can be made by the court staying the proposed corporate action. Failure of the dissenting stockholder to bring suit, or intervene in such suit, within the 60 days after receipt of notice of disagreement by us shall conclusively bind the stockholder to accept the value as fixed by us in our notice of disagreement.

         Upon institution of a suit by a dissenting stockholder, if we, or Shay Investment after the merger, deposit in the registry of the court the amount we deemed to be the fair cash value of the dissenting stockholder's IBL Bancorp common stock in our notice of disagreement, then if the amount finally awarded to such stockholder, exclusive of interest and costs, is more than the amount offered and deposited, the costs of the proceeding will be taxed against us, or Shay Investment after the merger. Otherwise, the costs of such proceeding shall be taxed against the dissenting stockholder.

Federal Income Tax Consequences of the Merger to You

         The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any IBL Bancorp stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of IBL Bancorp common stock will recognize gain or loss for federal income tax purposes and may recognize gain or loss under state, local and other tax laws. A stockholder of IBL Bancorp will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the IBL Bancorp common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of IBL Bancorp common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of IBL Bancorp common stock acquired by the stockholder at the same time and price.

         Gain or loss recognized by the stockholder exchanging his or her IBL Bancorp common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such IBL Bancorp common stock is a capital asset in the hands of the stockholder. If the IBL Bancorp common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 38.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

         Neither Shay Investment nor IBL Bancorp has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to IBL Bancorp's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to IBL Bancorp's stockholders with respect to any of the tax effects of the merger to stockholders.

         The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

         The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Shay Investment and IBL Bancorp will be treated as one company as of the date of the merger, and Shay Investment will record the fair market value of IBL Bancorp's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported consolidated income of Shay Investment will include our operations after the completion of the merger.

                           CERTAIN RELATED AGREEMENTS

Plan of Merger

         In connection with the merger, IBL Bancorp will enter into an agreement and plan of merger under which a newly formed merger subsidiary of Shay Investment will merge into IBL Bancorp, with IBL Bancorp being the surviving corporation. The plan of merger provides that it will be terminated automatically if the merger agreement is terminated.

Voting Agreements

         As an inducement for Shay Investment to enter into the merger agreement, our executive officers and directors entered into a voting agreement with Shay Investment. Pursuant to the voting agreement, our executive officers and directors agreed to vote all of their shares of IBL Bancorp common stock owned, controlled or for which they possess voting power in favor of the adoption of the merger agreement.

Plan of Dissolution

         Immediately after completion of the merger of Shay Investment's merger subsidiary into IBL Bancorp, the board of directors of IBL Bancorp will adopt a plan of dissolution under which IBL Bancorp will be liquidated and dissolved by transferring all of its assets and liabilities to Shay Investment.


                        ADJOURNMENT OF THE ANNUAL MEETING

         Each proxy solicited requests authority to vote for an adjournment of the annual meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the annual meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of stockholders at the annual meeting and has not received the negative votes of the holders of a majority of our voting stock. If we desire to adjourn the meeting, we will request a motion that the meeting be adjourned for up to 29 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the annual meeting), and no vote will be taken on the merger proposal at the originally scheduled annual meeting. Each proxy solicited, if properly signed and returned to IBL Bancorp and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the annual meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

         Any adjournment will permit us to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the merger proposal. The adjournment would be disadvantageous to stockholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

         If a quorum is not present at the annual meeting, no proposal will be acted upon and our board of directors will adjourn the annual meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

         An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the annual meeting will be necessary at this time.

         Because the board of directors recommends that stockholders vote "FOR" the proposed merger agreement, the board of directors also recommends that stockholders vote "FOR" the possible adjournment of the annual meeting on the merger proposal. Approval of the proposal to adjourn the annual meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.


        INFORMATION WITH RESPECT TO OUR DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

         Our Bylaws presently provide that the Board of Directors shall consist of six members, and our Articles of Incorporation and Bylaws presently provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. There are no arrangements or understandings between us and any person pursuant to which such person has been elected or nominated as a director, and no director or nominee for director is related to any other director, nominee for director or executive officer by blood, marriage or adoption.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by our Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         If the merger is completed, the directors of Iberville will consist of the persons set forth below, plus two other individuals who will be selected by Shay Investment.


                                              Position with IBL Bancorp and
                                            Iberville and Principal Occupation                           Director
Name                            Age(1)          During the Past Five Years                               Since(2)
------------------------------------------------------------------------------------------------------------------

                                  Nominees for Term Expiring in 2005

G. Lloyd Bouchereau, Jr.          60         President and Chief Executive Officer of Iberville            1968
                                             since 1978 and of IBL Bancorp since June 1998;
                                             employed by Iberville since 1966

Bobby E. Stanley                  61         Self employed public accountant                               1988



The Board of Directors recommends that you vote FOR the election of the above nominees for director.

                                  Directors Whose Terms Expire in 2003

Gary K. Pruitt                    60         Secretary-Treasurer of Iberville since 1996 and of            1995
                                             IBL Bancorp since June 1998; retired; formerly
                                             Executive Director of the Greater Baton Rouge Port
                                             Commission in Port Allen, Louisiana until June
                                             1998

                                                        (continued on next page)


Edward J. Steinmetz               50         Business Manufacturing Manager with Borden                    1997
                                             Chemical, Inc. in Donaldsonville, Louisiana since
                                             June 1999; prior thereto, Plant Manager of Ashland
                                             Chemical Co., a methanol plant in Plaquemine,
                                             Louisiana

                                  Directors Whose Terms Expire in 2004

John L. Delahaye                  55         Attorney with the law firm of Borron & Delahaye in            1983
                                             Plaquemine, Louisiana since 1974

Danny M. Strickland               35         Loan Officer/Vice President of Iberville since 1995           1998
                                             and of IBL Bancorp since June 1998; Branch
                                             Manager of Transamerica Financial Services in
                                             Lafayette, Louisiana from July 1993 to December
                                             1994; prior thereto, Assistant Branch Manager of
                                             Transamerica Financial Services

______________
(1)  As of December 31, 2001.

(2)  Includes service as a director of Iberville.

Stockholder Nominations

         Article 6.F of our Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of IBL Bancorp. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than 120 days prior to the anniversary date of the initial mailing of proxy materials by us in connection with the immediately preceding annual meeting. Article 6.F also requires the notice of stockholder nominations to provide certain information.

Board Meetings and Committees

         Our Board of Directors met 12 times during the year ended December 31, 2001. Our directors receive no fees from us for attending Board of Directors meetings or committee meetings. The Board of Directors has an audit committee as described below. Our Board of Directors does not have any separate executive, compensation or nominating committees. No director of Iberville attended fewer than 75% in the aggregate of the meetings of the Board of Directors held during 2001 and the total number of meetings held by all committees of the Board on which he served during the year.

         The Audit Committee reviews the scope and results of the audit performed by our independent auditors and reviews with management and such independent auditors our system of internal control and audit. The Audit Committee also reviews all examination and other reports by federal banking regulators. The members of the Audit Committee for both IBL Bancorp and Iberville are Messrs. Stanley (Chairman), Pruitt and Steinmetz. The Audit Committee is the same for IBL Bancorp and Iberville and met five times in 2001.

         Our full Board of Directors serves as the Nominating Committee and met once during 2001 in such capacity. Although the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of IBL Bancorp. Article 6.F of our Articles of Incorporation provides certain procedures which stockholders must follow in making director nominations.

         Regular meetings of the Board of Directors of Iberville are held once a month and special meetings of the Board of Directors are held from time-to-time as needed. There were 16 meetings of the Board of Directors of Iberville held during 2001. No director attended fewer than 75% of the total number of meetings of the Board of Directors of Iberville during 2001 and the total number of meetings held by all committees of the Board on which the director served during such year.

         The Board of Directors of Iberville does not have any separate executive, compensation or nominating committees.

Report of the Audit Committee

         The Audit Committee's general role is to assist the Board of Directors in fulfilling its responsibility of reviewing our financial reporting process. The Audit Committee is governed by a charter which specifies, among other things, the scope of its responsibilities and how those responsibilities are performed. The Audit Committee members are "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards.

         The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the independent auditors the contents of such materials, the auditors' independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                                            Bobby E. Stanley
                                                            Gary K. Pruitt
                                                            Edward J. Steinmetz

Directors' Compensation

         Each director of Iberville receives $750 for each meeting of the Board of Directors. Directors are paid for up to two excused absences from meetings per year. No fees are paid for committee meetings.

Executive Officers

         The only executive officers of IBL Bancorp and Iberville are Messrs. Bouchereau and Strickland, who are also directors of IBL Bancorp and Iberville.


                BENEFICIAL OWNERSHIP OF IBL BANCORP COMMON STOCK

         Stockholders of record as of the close of business on July 24, 2002 will be entitled to one vote for each share of our common stock then held. As of that date, we had 210,870 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

         o each holder of more than 5% of our outstanding common stock, including our Employee Stock Ownership Plan,

         o each member of our Board of Directors and each executive officer who is not a director, and

         o all of our and Iberville's directors and executive officers as a group.

                                                              Shares Beneficially
                              Name of Beneficial Owner            Owned(1)(2)        Percent of Class
-------------------------------------------------------------------------------------------------------
IBL Bancorp, Inc.                                                  16,869(3)                 8.0%
Employee Stock Ownership Plan Trust
23910 Railroad Avenue
Plaquemine, Louisiana 70764

Directors:
            G. Lloyd Bouchereau, Jr.                               19,652(4)                 9.1%
            John L. Delahaye                                       10,452(5)                 4.9%
            Gary K. Pruitt                                          9,952(6)                 4.7%
            Bobby E. Stanley                                       12,952(7)                 6.1%
            Edward J. Steinmetz                                     8,952(8)                 4.2%
            Danny M. Strickland                                     9,847(9)                 4.6%
All directors and executive officers of IBL Bancorp
 and Iberville as a group (six persons)                            71,807(3)                31.4%

________________

(1) Based upon information furnished by the respective persons. Pursuant to rules promulgated under the Securities Exchange Act of 1934, a person is deemed to beneficially own shares of common stock if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares; or (b) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting power and sole investment power with respect to the indicated shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of IBL Bancorp common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of IBL Bancorp common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options pursuant to the 1999 Stock Option Plan within 60 days of the date shown as follows: for Mr. Bouchereau, 5,272 shares; for Mr. Strickland, 4,217 shares; for each of Messrs. Delahaye, Pruitt, Stanley and Steinmetz, 2,109 shares; and for all directors and executive officers as a group, 17,925 shares.

(3) The IBL Bancorp, Inc. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the IBL Bancorp, Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between IBL Bancorp and Messrs. Bouchereau, Stanley and Strickland, who act as trustees of the plan ("Trustees"). As of July 24, 2002, 11,387 shares of our common stock held in the Trust were unallocated and 5,482 shares had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees and will generally vote unallocated shares held in the ESOP in the same proportion for and against proposals to stockholders as the ESOP participants and beneficiaries actually vote shares of IBL

                                          (footnotes continue on following page)

     Bancorp common stock allocated to their individual accounts, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on the proposal or are not voted will generally be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of IBL Bancorp common stock beneficially owned by each individual trustee or all directors and executive officers as a group does not include the unallocated shares held by the Trust. The total for all directors and executive officers as a group includes 3,624 shares allocated to the ESOP accounts of the two executive officers.

(4) Includes 2,566 shares held by Mr. Bouchereau's individual retirement account ("IRA"), 3,000 shares held by his spouse's IRA, 2,000 shares held jointly with his spouse, 1,000 shares held by his two children, and 2,206 shares allocated to Mr. Bouchereau's ESOP account. Mr. Bouchereau has shared voting and dispositive power with respect to the shares held by his spouse and children. Excludes the unallocated shares held by the ESOP, of which Mr. Bouchereau is one of three trustees.

(5) Includes 3,750 shares held by Mr. Delahaye's spouse, with whom voting and dispositive power is shared.

(6) Includes 1,000 shares held by Mr. Pruitt's spouse, with whom voting and dispositive power is shared.

(7) Includes 5,759 shares held by Mr. Stanley's IRA and 4,241 shares held by Mr. Stanley's spouse, with whom voting and dispositive power is shared. Excludes the unallocated shares held by the ESOP, of which Mr. Stanley is one of three trustees.

(8)  Includes 6,000 shares held jointly with his spouse.

(9) Includes 1,418 shares allocated to Mr. Strickland's ESOP account and 25 shares held jointly by Mr. Strickland's parents. Excludes the unallocated shares held by the ESOP, of which Mr. Strickland is one of three trustees.


Section 16(a) Beneficial Ownership Reporting Compliance

         Under Section 16(a) of the Securities and Exchange Act of 1934, our directors, officers and any persons holding more than 10% of our common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and the National Association of Securities Dealers by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the SEC and the National Association of Securities Dealers, we believe that all of these filing requirements were satisfied by our directors and officers in the year ended December 31, 2001.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     We have not yet paid separate compensation directly to our officers for service at the holding company level. The following table sets forth a summary of certain information concerning the compensation paid by Iberville for services rendered in all capacities during the year ended December 31, 2001 to the President and Chief Executive Officer of IBL Bancorp and Iberville. No executive officer of Iberville received total compensation in excess of $100,000 during 2001.


                                                                                    Long-Term Compensation
                                                                           ---------------------------------------
                                             Annual Compensation                      Awards               Payouts
                                  ------------------------------------     ---------------------------    --------
                                                           Other           Restricted      Securities
          Name and       Fiscal                            Annual            Stock         Underlying       LTIP       All Other
    Principal Position    Year    Salary(1)    Bonus    Compensation(2)     Award(3)       Options(4)      Payouts  Compensation(5)
-----------------------------------------------------------------------------------------------------------------------------------
G. Lloyd Bouchereau, Jr.  2001   $85,800      $8,300         --            $     --             --          --         $18,549
    President and Chief   2000    77,400       9,000         --                  --             --          --          16,502
    Executive Officer     1999    77,400       2,000         --              22,134          5,272          --          16,763

_________________

(1)  Includes directors' fees of $11,400 in 2001, $10,200 in 2000, and $10,200 in 1999.

(2) Annual compensation does not include amounts attributable to other miscellaneous benefits received by Mr. Bouchereau. The costs to Iberville of providing such benefits each year did not exceed 10% of the total salary and bonus paid to or accrued for the benefit of such individual executive officer.

(3) Represents the grant of 2,108 shares of restricted IBL Bancorp common stock pursuant to the 1999 Recognition and Retention Plan and Trust Agreement, which shares were deemed to have had the indicated value at the date of grant. The award vested one-third on the date of grant, and an additional one-third vested on each of the first two annual anniversary dates. All of the shares covered by the award were fully vested by December 31, 2001. Dividends were paid on the restricted shares.

(4) Consists of stock options granted pursuant to the 1999 Stock Option Plan. One-third of the options vested and became exercisable on the date of grant, and an additional one-third vested on each of the first two annual anniversary dates.

(5) Consists of amounts allocated, accrued or paid by Iberville on behalf of Mr. Bouchereau pursuant to Iberville's Profit Sharing Plan in each year and allocations of our common stock to Mr. Bouchereau's ESOP account ($8,104 in 2001, $7,299 in 2000, and $7,577 in 1999).

Employment Agreements

         We and Iberville (the "Employers") entered into employment agreements with each of Messrs. Bouchereau and Strickland for a term of three years commencing September 30, 1998, in each case in their current respective positions. As of December 31, 2001, the agreements provide that Messrs. Bouchereau and Strickland will be paid their current salary levels of $80,352 and $54,432, respectively, as such amounts may be increased from time to time. The executives' compensation and expenses shall be paid by the Employers in the same proportion as the time and services actually expended by the executives on behalf of each respective Employer. The employment agreements are reviewed annually, and the term of the executives' employment agreements is extended each year for a successive additional one-year period upon the approval of the Employers' Boards of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The executives have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination by the Employers for cause, disability or retirement. The agreements provide for certain benefits in the event of the executive's death. In the event that

          (1) either executive terminates his employment because of failure to comply with any material provision of the employment agreements or the Employers change the executive's title or duties or

          (2) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the executive as a result of certain adverse actions which are taken with respect to the executive's employment following a change in control of IBL Bancorp, as defined, then the executive will be entitled to a cash severance amount equal to three times his average annual compensation for the last five calendar years, plus the continuation of certain miscellaneous fringe benefits, subject to reduction pursuant to Section 280G of the Internal Revenue Code as set forth below in the event of a change in control.

         A change in control is generally defined in the employment agreements to include any change in control of IBL Bancorp required to be reported under the federal securities laws, as well as (1) the acquisition by any person of 20% or more of our outstanding voting securities or (2) a change in a majority of our directors during any three-year period without the approval of at least two-thirds of the persons who were directors of us at the beginning of such period.

         Each employment agreement provides that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient's average annual compensation from the Employers which was includable in the recipient's gross income during the most recent five taxable years (the "Section 280G Limit"). As a result, none of the severance payments will be subject to a 20% excise tax, and the Employers will be able to deduct such payments as compensation expense for federal income tax purposes. If a change in control was to occur in 2002, the Section 280G Limit for Messrs. Bouchereau and Strickland would be approximately $256,000 and $166,000, respectively. The merger will constitute a change in control for purposes of the employment agreements. However, rather than receiving severance equal to their Section 280G Limit, Messrs. Bouchereau and Strickland will enter into new three-year employment agreements on terms similar to their current agreements. In addition, Messrs. Bouchereau and Strickland will receive bonuses of $75,000 and $15,000, respectively.

         Although the above-described employment agreements could increase the cost of any acquisition of control of us, our management does not believe that the terms thereof have a significant antitakeover effect.

Existing Stock Options

         No stock options were granted during 2001 to the executive officer named in the Summary Compensation Table. No options were exercised by executive officers during 2001. The following table sets forth, with respect to the executive officer named in the Summary Compensation Table, information with respect to the number of shares of Common Stock covered by options held at the end of the fiscal year and the value with respect thereto.


                                            Number of                             Value of Unexercised
                                       Unexercised Options                        in the Money Options
                                       at Fiscal Year End                         at Fiscal Year End(1)
         Name                   Exercisable         Unexercisable            Exercisable         Unexercisable
-------------------------     --------------       ---------------         --------------       ---------------
G. Lloyd Bouchereau, Jr.         5,272                   --                   $10,544                $ --



(1) Based on a per share market price of our common stock of $12.50 at December 31, 2001, minus the applicable exercise price per share.

Profit Sharing Plan

         Iberville maintains an Employee Profit Sharing Plan (the "Profit Sharing Plan"), which is a tax-qualified defined contribution plan. Full-time employees who have been credited with at least one year of service and who have attained age 21 are eligible to participate in the Profit Sharing Plan. Over the past several years, Iberville generally contributed each year an amount to the Profit Sharing Plan equal to 15% of the gross salaries of eligible employees. The contributions to the Profit Sharing Plan were 10% of gross salaries in 1999, 12% of gross salaries in 2000 and 13% of gross salaries in 2001, for an aggregate contribution of $22,000 in 1999, $25,000 in 2000 and $29,000 in 2001.
Employees become vested as to their account balances at the rate of 20% per year after three years of service and are 100% vested after seven years of service. Benefits are payable upon retirement, death or disability.

Employee Stock Ownership Plan

         We established the ESOP for employees of IBL Bancorp and Iberville. Full-time employees who have been credited with at least 1,000 hours of service during a 12-month period and who have attained age 21 are eligible to participate in the ESOP.

         The ESOP borrowed $168,690 from us in order to fund the purchase of 8% of our common stock sold in the conversion of Iberville from mutual to stock form. The amount of the loan equaled 100% of the aggregate purchase price of the common stock acquired by the ESOP. The loan to the ESOP is being repaid principally from IBL Bancorp's and Iberville's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the common stock purchased by the ESOP. The interest rate for the ESOP loan is a fixed rate of 8.5%. We may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by us or upon the sale of treasury shares by us. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from us. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participants on a pro rata basis as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant's ESOP account based on the ratio of each such participant's base compensation to the total base compensation of all eligible ESOP participants. Forfeitures will be reallocated among remaining participating employees and may reduce any amount we might otherwise have contributed to the ESOP. Upon the completion of three years of service, the account balances of participants within the ESOP will become 20% vested and will continue to vest at the rate of 20% for each additional year of service completed by the participant, such that a participant will become 100% vested upon the completion of seven years of service. Credit is given for years of service with Iberville prior to adoption of the ESOP. In the case of a "change in control," as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. Our contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. The ESOP will be terminated upon completion of the merger, and the cash received for the shares held in the suspense account will first be used to repay the ESOP loan. The remaining cash in the suspense account will then be allocated to the participants pro rata based on their account balances.

         Messrs. Bouchereau, Stanley and Strickland serve as trustees of the ESOP. Under the ESOP, the trustees must generally vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, in each case subject to the requirements of applicable law and the fiduciary duties of the trustees.

         Generally accepted accounting principles require that any third party borrowing by the ESOP be reflected as a liability on our statement of financial condition. Since the ESOP's loan is from us, the loan is not treated as a liability, but rather the amount of the loan is deducted from stockholders' equity. If the ESOP purchases newly issued shares from us, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease as the newly issued shares are allocated to the ESOP participants.

         The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

Certain Transactions

         John L. Delahaye, a director of IBL Bancorp and Iberville, is a partner in the firm of Borron & Delahaye, which serves as general counsel to Iberville. During 2001, Borron & Delahaye received a monthly retainer of $400 from Iberville and approximately $16,000 of legal fees in connection with real estate loan closings. All of the loan closing fees were paid by the borrowers rather than Iberville.

         Management believes that the above transactions were on terms at least as favorable to Iberville as could be obtained from unaffiliated third parties.

Indebtedness of Management

         From August 1989 through November 1996, applicable law required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Iberville's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         Except as hereinafter indicated, all loans made by Iberville to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In accordance with applicable regulations, Iberville makes loans to its directors, officers and employees. These loans are generally made on the same terms as comparable loans to unaffiliated third parties, except that Iberville waives the 1% loan origination fee. The following table sets forth certain information relating to preferential loans to executive officers and directors which exceeded $60,000 during 2001. At December 31, 2001, Iberville had seven preferential loans outstanding to directors and executive officers of Iberville, or members of their immediate families, including preferential loans to directors and executive officers whose aggregate indebtedness did not exceed $60,000. These preferential loans totaled approximately $287,000 or 7.0% of our total stockholders' equity at December 31, 2001. Iberville also has other non-preferential loans to its directors and executive officers.

                                                                     Highest
                                                                    Principal
                                                        Year       Balance from        Principal       Interest
                                  Nature of             Loan         1/1/01 to        Balance at      Rate as of
    Name and Position           Indebtedness            Made         12/31/01          12/31/01        12/31/01
-----------------------------------------------------------------------------------------------------------------
John L. Delahaye,            Construction loan          2000         $416,271           $61,493          8.00%
    Director

Bobby E. Stanley,            Residential mortgage       2001           98,000            94,604          7.27(1)
    Director                 Residential mortgage       2000           45,530            36,694          7.50
                             Residential mortgage       1997           32,757            30,891          7.35(1)
                             Residential mortgage       1995           16,080                 0          9.33(1)

___________
(1)  The interest rate adjusts annually.




                     RATIFICATION OF APPOINTMENT OF AUDITORS

         Our Board of Directors has appointed L.A. Champagne & Co., L.L.P., independent certified public accountants, to perform the audit of our consolidated financial statements for the year ending December 31, 2002, and has further directed that the selection of auditors be submitted for ratification by the stockholders at the annual meeting.

         We have been advised by L.A. Champagne & Co., L.L.P. that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. L.A. Champagne & Co., L.L.P. will have one or more representatives at the annual meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         In determining whether to appoint L.A. Champagne & Co., L.L.P. as our auditors, our Audit Committee considered whether the provision of services, other than auditing services, by L.A. Champagne & Co., L.L.P. is compatible with maintaining the auditor's independence. In addition to performing auditing services, our auditors performed tax-related services for us in 2001. The Audit Committee believes that L.A. Champagne's performance of these other services is compatible with maintaining the auditor's independence.

Audit Fees

         The aggregate amount of fees billed by L.A. Champagne & Co., L.L.P. for its audit of our annual financial statements for 2001 and for its reviews of our unaudited interim financial statements included in reports filed by us under the Securities and Exchange Act of 1934 during 2001 was $37,400.

Financial Information Systems Design and Implementation

         We did not engage or pay any fees to L.A. Champagne & Co., L.L.P. with respect to the provision of financial information systems design and implementation services during 2001.

All Other Fees

         The aggregate amount of fees billed by L.A. Champagne & Co., L.L.P. for all other services rendered to us during 2001 was $8,215. These services consisted primarily of preparing federal and state income tax returns and other tax-related services.

         Our Board of Directors recommends that you vote FOR the ratification of the appointment of L.A. Champagne & Co., L.L.P. as independent auditors for the year ending December 31, 2002.

                              STOCKHOLDER PROPOSALS

         If the merger is not completed prior to the next regularly scheduled annual meeting of our stockholders, which is anticipated to be held in April 2003, any proposal which a stockholder wishes to have included in our proxy materials for our next annual meeting of stockholders must be received at our principal executive offices, 23910 Railroad Avenue, Plaquemine, Louisiana 70764,
Attention: Gary K. Pruitt, Secretary, no later than November 22, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

         Stockholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting provided that the requirements set forth in Article 9.D of our Articles of Incorporation are satisfied in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices not less than 120 days prior to the anniversary date of the initial mailing of proxy materials by us in connection with our immediately preceding annual stockholders' meeting.

                                 ANNUAL REPORTS

         A copy of our Annual Report to Stockholders for the year ended December 31, 2001 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.

         Upon receipt of a written request, we will furnish to any stockholder without charge a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2001 and a list of the exhibits thereto required to be filed with the SEC under the Securities and Exchange Act of 1934. Such written request should be directed to Danny M. Strickland, Vice President, IBL Bancorp, Inc., 23910 Railroad Avenue, Plaquemine, Louisiana 70764. The Form 10-KSB is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on our Board of Directors to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the annual meeting. Management is not aware of any business that may properly come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


            YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      Appendix A








--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER
                     DATED AS OF THE 19TH DAY OF JUNE, 2002
                                 BY AND BETWEEN
                         SHAY INVESTMENT SERVICES, INC.,
                                       AND
                                IBL BANCORP, INC.


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page


                                    ARTICLE I
                                   THE MERGER

Section 1.01   Structure of the Merger......................................A-1

Section 1.02   Effect on Outstanding Shares.................................A-2

Section 1.03   Exchange Procedures..........................................A-2

Section 1.04   Dissenters' Rights...........................................A-3

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Standards....................................................A-3

Section 2.02   Representations and Warranties of Seller.....................A-4

Section 2.03   Representations and Warranties of Purchaser..................A-12

                                   ARTICLE III
                           CONDUCT PENDING THE MERGER

Section 3.01   Conduct of Seller's Business Prior to the Effective Time.....A-15

Section 3.02   Conduct of Purchaser's Business Prior to the Effective Time..A-17

Section 3.03   Cooperation..................................................A-17

                                   ARTICLE IV
                                    COVENANTS

Section 4.01   Acquisition Proposals........................................A-17

Section 4.02   Certain Policies of Seller...................................A-18

Section 4.03   Employees and Directors......................................A-18

Section 4.04   Access and Information.......................................A-20

Section 4.05   Certain Filings, Consents and Arrangements...................A-20

Section 4.06   Antitakeover Provisions......................................A-20

Section 4.07   Additional Agreements........................................A-20

Section 4.08   Publicity....................................................A-21

Section 4.09   Stockholders' Meeting........................................A-21

Section 4.10   Proxy Statement..............................................A-21

Section 4.11   Notification of Certain Matters..............................A-21

Section 4.12   Indemnification..............................................A-21

Section 4.13   Exemption from Liability Under Section 16(b).................A-22

Section 4.14   Organization of Shay Acquisition Sub I, Inc..................A-22

Section 4.15   Officers and Employees of the Trust..........................A-22

                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION

Section 5.01   Conditions to Each Party's Obligations.......................A-22

Section 5.02   Conditions to the Obligations of Purchaser Under
               this Agreement...............................................A-23

Section 5.03   Conditions to the Obligations of Seller......................A-24

                                   ARTICLE VI
                                   TERMINATION

Section 6.01   Termination..................................................A-25

Section 6.02   Effect of Termination; Expenses..............................A-25

Section 6.03   Third Party Termination......................................A-26

                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

Section 7.01   Effective Date and Effective Time............................A-27

Section 7.02   Deliveries at the Closing....................................A-27

                                  ARTICLE VIII
                                  OTHER MATTERS

Section 8.01   Certain Definitions; Interpretation..........................A-27

Section 8.02   Non-Survival of Representations and Warranties...............A-27

Section 8.03   Waiver; Amendment............................................A-27

Section 8.04   Counterparts.................................................A-28

Section 8.05   Governing Law................................................A-28

Section 8.06   Expenses.....................................................A-28

Section 8.07   Notices......................................................A-28

Section 8.08   Entire Agreement; Etc........................................A-29

Section 8.09   Assignment...................................................A-29

Annex A   Voting Agreements*
Annex B   Plan of Merger....................................................A-30
Annex C   Employment Agreement - G. Lloyd Bouchereau, Jr.*
Annex D   Employment Agreement - Danny M. Strickland*

________________________
*           Annex not included.

         This is an Agreement and Plan of Merger, dated as of the 19th day of June, 2002 (this "Agreement"), by and between Shay Investment Services, Inc., a Florida corporation, having its principal offices in Miami, Florida ("Purchaser"), and IBL Bancorp, Inc., a Louisiana corporation with its principal office located in Plaquemine, Louisiana ("Seller").

                             INTRODUCTORY STATEMENT

         Each of Purchaser and Seller (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Purchaser and Seller, respectively, and in the best interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, the respective business strategies of Purchaser and Seller and (iii) has approved this Agreement.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Purchaser's willingness to enter into this Agreement, certain of Seller's affiliates have executed Voting Agreements, in the form attached hereto as Annex A (the "Voting Agreements"). Pursuant to the Voting Agreements, Seller and certain of its affiliates are willing to agree not to transfer or otherwise dispose of any of the Seller's common stock par value $.01, per share (the "Seller Common Stock"), or any other shares of capital stock of the Seller, upon the terms and conditions therein contained.

         Purchaser and Seller desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to such transaction.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.01 Structure of the Merger. Purchaser will cause Shay Acquisition Sub I, Inc., to be organized as a Louisiana wholly-owned special purpose subsidiary of Purchaser ("Merger Sub"). On the Effective Date (as defined in Section 7.01), Merger Sub will merge (the "Merger") with and into Seller, with Seller being the surviving entity (the "Surviving Corporation"), pursuant to the provisions of, and with the effect provided in, the Louisiana Business Corporation Law ("LBCL") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between Merger Sub and Seller in the form attached hereto as Annex B. The separate corporate existence of Merger Sub shall thereupon cease. The Surviving Corporation shall continue to be governed by the laws of the State of Louisiana and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time (as defined in Section 7.01), the articles of incorporation and bylaws of Seller shall be amended in their entirety to conform to the articles of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time and shall become the articles of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation.

         Immediately thereafter, the board of directors of the Surviving Corporation shall adopt a plan of dissolution (which shall be a plan of complete liquidation and dissolution of the Surviving Corporation for purposes of Section 332(a) and 337(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall cause articles of dissolution authorized in accordance with Section 12:142 of the LBCL to be filed with the Secretary of State of the State of Louisiana.

         Upon the certificate of dissolution of the Surviving Corporation becoming effective (the "Dissolution"), Purchaser will own all the outstanding shares of the common stock, par value $1.00 of Iberville Building and Loan Association, a Louisiana-chartered stock savings association (the "Association"). Immediately upon the Dissolution, the Association will exchange its charter for a federally-chartered stock savings bank charter with limited trust powers. Promptly hereafter, Purchaser will transfer shares representing 100% of common stock, par value $1.00 per share of First

Financial Trust (the "Trust"), a Texas chartered trust subsidiary of the Purchaser to the Association, whereupon the Trust will function as an operating subsidiary of the Association.

         Section 1.02 Effect on Outstanding Shares. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Seller Common Stock, issued and outstanding at the Effective Time (other than (i) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"), (ii) shares held directly or indirectly by Purchaser (other than (A) shares held in a fiduciary capacity or (B) shares held in satisfaction of a debt previously contracted), or (iii) unallocated shares held in the IBL Bancorp, Inc. 1999 Recognition and Retention Plan (the "Seller RRP") (the shares referred to in clauses (i), (ii) and (iii) are hereinafter collectively referred to as the "Excluded Shares")) shall become and be converted into the right to receive $24.00 in cash without interest (the "Merger Consideration").

         (a) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         (b) As of the Effective Time, all shares of Seller Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such share of Seller Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of Seller.

         Section 1.03 Exchange Procedures. (a) At and after the Effective Time, each certificate (each a "Certificate") previously representing shares of Seller Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration.

         (b) As of the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with a bank or trust company selected by Purchaser and reasonably satisfactory to Seller to act as exchange agent (the "Paying Agent") pursuant to the terms of an agreement (the "Paying Agent Agreement") in form and substance reasonably satisfactory to Purchaser and Seller, for the benefit of the holders of shares of Seller Common Stock, for exchange in accordance with this Section 1.03, an amount sufficient to pay the aggregate Merger Consideration.

         (c) As soon as practicable after the Effective Time, but no later than five (5) business days after the Effective Time, Purchaser shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates the following (i) a letter of transmittal specifying that delivery shall be effected, only upon the delivery and surrender of the Certificates to the Paying Agent, which shall be in a form and contain any other provisions as Purchaser may reasonably determine; and (ii) instructions in effecting the delivery and surrender of the Certificates in exchange for the Merger Consideration. On the Effective Date, each stockholder of Seller that upon proper delivery and surrender of a Certificate or Certificates to the Paying Agent, together with a properly completed and duly executed letter of transmittal, shall be entitled to receive in exchange therefore a check in an amount equal to the product of the Merger Consideration and the number of shares of Seller Common Stock represented by the Certificate or Certificates delivered and surrendered pursuant to the provisions hereof, and the Certificate or Certificates so surrendered shall forthwith be canceled. If all required documentation for a stockholder is received by the Paying Agent within one hundred twenty (120) days after the Effective Time, Purchaser shall direct the Paying Agent to make payment of the Merger Consideration to such stockholder, with respect to the Certificates so delivered and surrendered, within three (3) business days of the receipt of such documentation. No interest will be paid or accrued on the Merger Consideration. In the event of a transfer of ownership of any shares of Seller Common Stock not registered in the transfer records of Seller prior to the Effective Date, a check for the Merger Consideration may be issued to the transferee if the Certificate representing such Seller Common Stock is presented to the Paying Agent, accompanied by documents sufficient, in the reasonable discretion of Purchaser and the Paying Agent, (i) to evidence and effect such transfer and
(ii) to evidence that all applicable stock transfer taxes have been paid.

         (d) From and after the Effective Time, there shall be no transfers on the stock transfer records of Seller of any shares of Seller Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to Purchaser or the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.03.

         (e) Any portion of the aggregate Merger Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of Seller for one hundred twenty (120) days after the Effective Time shall be repaid by the Paying Agent to Purchaser. Any stockholders of Seller who have not theretofore complied with this Section 1.03 shall thereafter look only to Purchaser for payment of the Merger Consideration of their shares without any interest thereon. Notwithstanding any other provisions of this Agreement, none of Purchaser, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Seller Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in such amount as the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         Section 1.04 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, any shares of Seller Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has properly exercised his or her appraisal rights under Section 12:130 et seq. of the LBCL shall not be converted into the right to receive the Merger Consideration unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost, his or her right to dissent from the Merger under the LBCL and to receive such consideration as may be determined to be due with respect to such Dissenters' Shares pursuant to and subject to the requirements of the LBCL. If any such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by the holder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration pursuant to Section 1.02. Seller shall give Purchaser (i) prompt notice of any notice or demands for appraisal or payment for shares of Seller Common Stock, attempted withdrawals of any such demands and any other instruments served pursuant to the LBCL and received by Seller relating to stockholders' rights of appraisal and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands or notices. Seller shall not, without the prior written consent of Purchaser, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Standards. (a) No representation or warranty of Seller or Purchaser contained in Section 2.02 or 2.03, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 2.02 or 2.03, as applicable, there is a Material Adverse Effect (as defined below). Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with this Agreement or a written request of Purchaser.

         (b) As used in this Agreement, the term "Material Adverse Effect" means an effect which (i) is material and adverse to the business, assets, liabilities, financial condition or results of operations of Seller and the Association, or Purchaser, as the context may dictate, taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in generally accepted accounting principles ("GAAP") or regulatory accounting principles, in each case which affects thrifts or their holding companies generally, (C) any change in economic or other conditions affecting thrifts or their holding companies generally, including changes in the prevailing level of interest rates, (D) actions or omissions of Seller and the Association, or Purchaser, taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby, or (E) the Merger and compliance with the provisions of this Agreement on the operating performance of Seller and the Association, or Purchaser, including expenses incurred in connection with this Agreement and the transactions contemplated hereby;

or (ii) materially and adversely affects the ability of Seller or Purchaser, as the context may dictate, to perform its material obligations hereunder or (iii) materially and adversely affects the timely consummation of the transactions contemplated hereby.

         (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel, any officer of that party or any person acting in a representative capacity.

         Section 2.02 Representations and Warranties of Seller. Subject to
Section 2.01, Seller represents and warrants to Purchaser that:

         (a) Organization. (i) Seller is a corporation duly organized and validly existing under the laws of the State of Louisiana, and is a savings and loan holding company duly registered with the Office of Thrift Supervision ("OTS") under the Home Owners' Loan Act, as amended ("HOLA"). Seller has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Seller owns beneficially and of record all of the shares of capital stock of the Association.

         (ii) The Association is a stock savings and loan association duly organized and validly existing under the laws of the State of Louisiana. The deposit accounts of the Association are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Association has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (iii) Seller is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

         (iv) Other than Seller's ownership of the Association, neither Seller nor the Association owns, directly or indirectly, 5% or more of the ownership interests in any corporation, partnership, or similar organization, as of the date of this Agreement. All of the shares of capital stock of the Association held by Seller are validly issued, fully paid, nonassessable and not subject to any preemptive rights and are owned by Seller free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

         (b) Capital Structure. (i) The authorized capital stock of Seller consists of 7,000,000 shares of Seller Common Stock and 2,000,000 shares of preferred stock of Seller, par value $.01 per share ("Seller Preferred Stock"). As of the date of this Agreement: (A) 210,870 shares of Seller Common Stock were issued and outstanding, (B) 11,387 shares of unallocated Seller Common Stock are owned by the IBL Bancorp, Inc. Employee Stock Ownership Plan and Trust (the "ESOP"), including 421.73 shares released for allocation but not yet allocated;
(C) no shares of Seller Preferred Stock were issued and outstanding, or reserved for issuance, (D) 3,162 shares of ungranted Seller Common Stock are reserved for future issuance pursuant to the IBL Bancorp, Inc. 1999 Stock Option Plan (the "Seller Option Plan"), and (E) 1,265 shares remain unawarded under the Seller RRP. All outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and there are no agreements or understandings with respect to the voting or disposition of any such shares, other than the Employer ESOP Voting Policy. Schedule 2.02(b)(i) sets forth a complete and accurate list of all options to purchase Seller Common Stock that have been granted and are outstanding pursuant to the Seller Option Plan (each a "Seller Option") and all currently outstanding restricted stock grants under the Seller RRP including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant. Seller has not, since December 31, 2001 adopted or modified the terms of any stock option plan or restricted stock or any grants under the Seller Option Plan.

         The authorized capital stock of the Association consists of 1,000,000 shares of common stock, par value $1.00 per share (the "Association Common Stock"), and 500,000 shares of preferred stock, par value $1.00 per share (the "Association Preferred Stock"). As of the date of this Agreement, 1,000 shares of the Association Common Stock were outstanding, no shares of the Association Preferred Stock were outstanding and all outstanding shares of the Association Common Stock were, and as of the Effective Time will be, owned by Seller. All of the outstanding shares of the Association Common Stock are validly issued, fully paid and nonassessable.

         (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Seller may vote are issued or outstanding.

         (iii) As of the date of this Agreement and, except for this Agreement, the Seller Option Agreement, the ESOP, the Seller Option Plan and the Seller RRP, neither Seller nor the Association has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Seller or the Association to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Seller or the Association or obligating Seller or the Association to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, except as provided in the ESOP, and Seller Options issued under the Seller Option Plan, there are no outstanding contractual obligations of Seller or the Association to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or the Association.

         (c) Authority. Seller has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the stockholders of Seller and the receipt of all required regulatory or government approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, and subject to the approval of this Agreement by the stockholders of Seller, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of Seller and the Association. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         (d) Stockholder Approval; Fairness Opinion. As to Seller, the affirmative vote of at least two-thirds of the shares of Seller Common Stock present at the meeting to vote on this Agreement is the only remaining stockholder vote required for approval of this Agreement and consummation of the Merger and the other transactions contemplated hereby. Seller has approved this Agreement and consummation of the Merger and the other transactions contemplated hereby in its capacity as the sole stockholder of the Association. Seller has received the opinion of Trident Securities, Inc. ("Trident Securities") to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of Seller is fair, from a financial point of view, to such stockholders.

         (e) No Violations. Except as set forth on Schedule 2.02(e), subject to approval of this Agreement by Seller's stockholders and the obtaining of the approvals, consents and waivers referred to in Section 2.02(f), the execution, delivery and performance of this Agreement by Seller will not, and the consummation of the transactions contemplated hereby by Seller will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.02(r)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Seller or the Association or to which Seller or the Association is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the articles of incorporation or bylaws of Seller or the Association or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Seller or the Association under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Seller or the Association is a party, or to which any of their respective properties or assets may be bound or affected (other than under the employment agreements and employee benefit plans to which the Seller and the Association are a party), and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than
(A) the required approvals, consents and waivers referred to in Section 5.01(b) and (B) the approval of the stockholders of Seller referred to in Section 2.02(d).

         (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HOLA, the Bank Merger

Act, as amended (the "BMA"), the FDIA, the LBCL, the rules and regulations of the OTS, the banking law of the State of Louisiana, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Seller or the Association of the Merger or the other transactions contemplated by this Agreement. As of the date hereof, Seller knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.02(f) or in Section
4.05 that are required to be obtained should not be obtained without the imposition of any material condition or restriction.

         (g) Reports. (i) As of their respective dates, neither Seller's Annual Report on Form 10-KSB of the Securities and Exchange Commission (the "SEC") for the fiscal year ended December 31, 2001 nor any other document filed subsequent to December 31, 2001 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the SEC (collectively, "Seller Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of Seller included in Seller Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by Form 10-QSB of the SEC). Each of the consolidated statements of financial condition contained or incorporated by reference in Seller Reports (including in each case any related notes and schedules) fairly presented the consolidated financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of income and of changes in shareholders' equity and of cash flows, contained or incorporated by reference in Seller Reports (including in each case any related notes and schedules), fairly presented the consolidated results of operations, shareholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. No event has occurred that would cause a normal year-end adjustment to the unaudited interim financial statements prepared prior to the date hereof that would be material in amount or effect and no such adjustment is reasonably likely to occur. Seller has made available to Purchaser a true and complete copy of each Seller Report filed with the SEC since December 31, 2001.

         (ii) Seller and the Association have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1998 with (A) the OTS, (B) the FDIC, (C) any state banking commission, (D) any other state or federal regulatory authority having jurisdiction over insured depository institutions or their holding companies, (E) the SEC, (F) the National Association of Securities Dealers, Inc., and (G) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

         (h) Absence of Certain Changes or Events. Schedule 2.02(h) sets forth the reasonable out of pocket fees and disbursements of Seller incurred in connection with the negotiation of this Agreement through May 31, 2002, plus a good faith reasonable estimate of reasonable attorney's fees of Seller and the fees of Seller's financial advisor anticipated to be incurred subsequent to May 31, 2002 in connection with the negotiation of this Agreement and the completion of the transactions contemplated hereby. Since March 31, 2002 (i) Seller and the Association have not incurred any liability, except in the ordinary course of their business consistent with past practice or in connection with this Agreement and the transactions contemplated hereby, (ii) Seller and the Association have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Seller.

         (i) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of Seller or the Association have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and all other taxes required to be paid by Seller or the Association, have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP), except those that are being contested in good faith and are set forth in Schedule 2.02(i). For purposes of this Section 2.02(i), the term "taxes" shall include all income, sales, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation pending with respect to any taxes of Seller or the Association, and no claim has been made by any authority in a jurisdiction where Seller or the Association do not file tax returns that Seller or the Association is subject to taxation in that jurisdiction. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Seller or the Association have been paid in full or adequate provision has been made for any such taxes on Seller's balance sheet (in accordance with GAAP). Seller and the Association have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Seller and the Association have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Seller and the Association have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Seller nor the Association (i) has made an election under Section 341(f) of the Code, (ii) has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that would be nondeductible under Section 280G of the Code, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, or (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         (j) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending against Seller or the Association, and there is no pending claim, action or proceeding against Seller or the Association and, to the best of Seller's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) Absence of Regulatory Actions. Neither Seller nor the Association is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits or trust activities ("Government Regulators"), nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

         (l) Agreements. (i) Except arrangements made in the ordinary course of business, Seller and the Association are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K of the Securities Act) to be performed after the date hereof. Except as set forth in Schedule 2.02(l), neither Seller nor the Association is a party to an oral or written (A) agreement with any executive officer or other key employee of Seller or the Association the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller or the Association of the nature contemplated by this Agreement, (B) agreement with respect to any employee or director of Seller or the Association providing any term of employment or compensation guarantee, (C) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (D) agreement containing covenants that limit the ability of Seller or the Association to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Seller (including any successor thereof) may carry on its business (other than as may be required by law or any regulatory agency). Neither Seller nor the Association has entered into, adopted or modified the terms of any of the foregoing since March 31, 2002.

         (ii) Neither Seller nor the Association is in default under or in violation of any provision, and is not aware of any fact or circumstance that has been or could be alleged to constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

     (iii) Schedule 2.02(l)(iii) sets forth all trade names, service marks, trademarks and copyrights pertaining to computer software used by Seller or the Association in connection with any of its businesses, together (if applicable) with all licenses, pursuant to which Seller or the Association enjoys the right to use any of such items of intellectual property. Seller and the Association own or possess valid and binding license and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither Seller nor the Association has received any notice of conflict with respect thereto that asserts the right of others. Each of Seller and the Association has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         (m) Labor Matters. Neither Seller nor the Association is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Seller or the Association the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or the Association to bargain with any labor organization as to wages and conditions of employment, nor is the management of Seller aware of any strike, other labor dispute or organizational effort involving Seller or the Association pending or threatened. Seller and the Association are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

         (n) Employee Benefit Plans. Schedule 2.02(n) contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all trust agreements related thereto, with respect to any current or former directors, officers, or other employees of Seller or the Association (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; and neither Seller nor the Association has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in any penalties or taxes under Sections 502(i) or 502(l) of ERISA or Section 4975 of the Code. Neither Seller, the Association, nor any entity which is considered one employer with Seller under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Neither Seller, the Association, nor any ERISA Affiliate maintains or has ever maintained any Employer Plan subject to Title IV of ERISA or any "single-employer plan" as defined in Section 4001(a)(15) of ERISA. Each Employee Plan of Seller or the Association which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") and Seller and the Association are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or threatened litigation, administrative action or proceeding relating to any Employee Plan. Since December 31, 2001, there has been no announcement or commitment by Seller or the Association to create an additional Employee Plan, or to amend an Employee Plan after the date hereof except for amendments required by applicable law or the express terms of this Agreement or which do not materially increase the cost of such Employee Plan; Seller and the Association do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder, other than pursuant to existing employment agreements disclosed in Schedule 2.02(n). With respect to Seller or the Association, except as specifically identified in Schedule 2.02(n), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Seller or the Association to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), will not increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Qualified Plan and not, by itself, accelerate the time of payment or vesting of any such benefit. With respect to each Employee Plan, if applicable, Seller has supplied to Purchaser a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the three most recent plan years, (B) such Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description and material employee communication for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, and (E) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan. Seller has not, since December 31, 2001, adopted or amended any of the Employee Plans. The cost of any post-retirement benefits that were deemed to be too immaterial to be included in Seller Reports under Statement of Financial Accounting Standards No. 106 "Employers Accounting for Postretirement Benefits Other than Pensions" are set forth in Schedule 2.02(n).

         (o) Title to Assets. Seller and the Association have good and marketable title to their properties and assets other than property as to which
(i) it is lessee, in which case the related lease is valid and in full force and effect or (ii) it is licensee or sub-licensee, in which case the related license and/or sublicense, as applicable, is valid and in full force and effect. Additionally, with respect to any properties in which Seller and any the Association is a sub-licensee, the master license agreement is valid and in full force and effect. Each lease pursuant to which Seller or the Association is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Seller and the Association are in a good state of maintenance and repair, conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by Seller to be adequate for the current business of Seller and the Association.

         (p) Compliance with Laws. Seller and the Association have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as they are presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Seller have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions or their holding companies, the SEC, the NASD, or any other SRO (each, a "Governmental Entity"). The business of Seller and the Association are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity.

         (q) Fees. Except for Trident Securities, neither Seller nor the Association, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement or the transactions contemplated hereby.

         (r) Environmental Matters. Except as set forth in Schedule 2.02(r), neither Seller nor the Association nor to the knowledge of each of Seller and the Association, any previous or current owner or operator of any properties at any time owned (including any properties owned or subsequently resold), leased, or occupied by Seller or the Association or used by Seller or the Association in its respective business ("Seller Properties") used, generated, treated, stored, or disposed of any Hazardous Materials (as defined below) on, under, or about Seller Properties except in compliance with all applicable federal, state, and local laws pertaining to air and water quality, environmental contamination Hazardous Materials, waste disposal, air emissions, health and safety and other environmental matters including but not limited to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss.9601-9675 and the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.ss.6901-6992k, each as amended ("Environmental Laws"). Seller has not received any notice of noncompliance with Environmental Laws, applicable laws, orders, or regulations of any governmental authorities relating to any environmental condition generated by any such party or otherwise or notice that any such party is liable or responsible for the remediation, removal, or cleanup of any of the Seller Properties, other than matters set forth on Schedule 2.02(r). Neither Seller nor the Association has knowledge of any contamination by Hazardous Materials on any Seller Properties, other than matters set forth in
Schedule 2.02(r). There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on Seller or the Association of any liability or obligation arising under any Environmental Laws, pending or threatened to the knowledge of Seller or the Association against Seller or the Association, which liability or obligation would, either individually or in the aggregate, have a Material Adverse Effect on either Seller or the Association. Neither Seller nor the Association is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any liability or obligation with respect to the foregoing that will have, either individually or in the aggregate, a Material Adverse Effect on either Seller or the Association.

         For purposes of this Agreement, Hazardous Materials shall mean: (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or hereafter become regulated by or under any Environmental Laws; (b) petroleum, petroleum products, petroleum byproducts, crude oil or any fraction thereof; (c) asbestos; (d) polychlorinated biphenyls;
(e) radioactive materials; (f) any other substance requiring special handling under any Environmental Laws; (g) any materials which cause a nuisance upon a waste to any property; and (h) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by or under any Environmental Law.

         (s) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by Seller or the Association in whole or in part (each, a "Loan"), to the best knowledge of Seller:

               (A) each Loan was issued or originated and is in compliance with all applicable loan policies of the Seller and the Association;

               (B) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject to general principals of equity;

               (C) neither Seller nor the Association nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied (other than the ordinary amortization of principal or prepayment of principal as permitted by the applicable loan documents), canceled or subordinated the note or any of the related security documents, in each case except as otherwise disclosed by documents in the applicable Loan file;

               (D) Seller or the Association is the sole holder of legal and beneficial title to each Loan (or Seller's or the Association's applicable participation interest, as applicable);

               (E) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

               (F) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan;

               (G) there is no litigation or proceeding pending or threatened, relating to the property which serves as security for a Loan that would have a material adverse effect upon the related Loan;

               (H) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable and the interest in such Loan of Seller or the Association created by such participation would not be a part of the insolvency estate of the Loan originator or other third party upon the insolvency thereof; and

               (I) each Loan secured by a mortgage on residential property (except for construction loans) was originated by a bank, thrift, other HUD-approved lender, licensed mortgage broker or insurance company.

         (ii) The allowance for loan losses reflected in Seller's audited statement of condition at December 31, 2001 was, and the allowance for loan losses shown on the balance sheets in Seller Reports has been and will be, adequate, as of the dates thereof, under GAAP applicable to savings and loan associations and savings and loan holding companies consistently applied.

         (iii) Schedule 2.02(s)(iii) sets forth, by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of Seller and the Association that have been classified by any officer of the Association responsible for loan review or by any bank examiner as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and Seller and the Association shall promptly after the end of any month inform Purchaser of any such classification arrived at any time after the date hereof.

         (t) Deposits. None of the deposits of Seller or the Association is a "brokered" deposit or subject to any encumbrance, legal restraint or other legal process except to the extent any such deposits serve as collateral for any Loan or are subject to legal restraint in the ordinary course of the banking business due to the action of the depositor or a third party.

         (u) Antitakeover Provisions Inapplicable. Seller and the Association have taken all actions required to exempt Seller, the Association, this Agreement and the Merger from any provisions of an antitakeover nature in their charters and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         (v) Material Interests of Certain Persons. No officer or director of Seller, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Seller or the Association, excluding loans made by the Association. No such interest has been created or modified since the date of the last regulatory examination of the Association.

         (w) Insurance. Seller and the Association are presently insured, and since December 31, 1998, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Seller and the Association are in full force and effect, Seller and the Association are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of Seller's management, such insurance coverage is adequate.

         (x) Investment Securities. (i) Except investments in Federal Home Loan Bank ("FHLB") stock and pledges to secure municipal deposits and FHLB borrowings pursuant to normal commercial terms and conditions and entered into in the ordinary course or business and restrictions applicable to securities held to maturity and securities available for sale under GAAP, none of the investments made by Seller or any the Association as reflected in the Seller Reports is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

         (ii) Neither Seller nor the Association is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

         (y) Registration Obligations. Neither Seller nor the Association is under any obligation, contingent or otherwise, to register any of its securities under the Securities Act or any banking regulations, except that the Seller Common Stock which may be issued pursuant to the Seller Option Plan has not been registered under the Securities Act.

         (z) Indemnification. Except as provided in Seller's employment agreements or the articles of incorporation or bylaws of Seller or the Association, neither Seller nor the Association is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Seller (a "Covered Person"), and, to the best knowledge of Seller, there are no claims for which any Covered Person would be entitled to indemnification under the articles of incorporation or bylaws of Seller or the Association, applicable law regulation or any indemnification agreement.

         (aa) Books and Records. The books and records of Seller and the Association have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (bb) Corporate Documents. Seller has delivered to Purchaser true and complete copies of its and the Association's articles of incorporation and bylaws. The minute books of Seller and the Association constitute a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of Seller and the Association.

         (cc) Liquidation Account. The Merger will not result in any payment or distribution payable out of the liquidation account of the Association.

         (dd) Disclosure. To the knowledge of Seller, all material facts relating to the business, results of operations, financial condition, properties, assets and liabilities (contingent or otherwise) of Seller have been disclosed to Purchaser in, or in connection with, this Agreement. No representation or warranty contained in this Agreement, and no statement contained in any certificate, annex, list, letter or other writing furnished to the Purchaser pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading, has been withheld from, or has not been make available, to the Purchaser.

         Section 2.03 Representations and Warranties of Purchaser. Subject to
Section 2.01, Purchaser represents and warrants to Seller that:

         (a) Corporate Organization and Qualification. (i) Purchaser is a Florida corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Purchaser is in good standing and is qualified to do business as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification. Purchaser has the requisite corporate and other power and authority (including all federal, state, local and foreign government authorizations) to carry on its businesses as they are now being conducted and to own its properties and assets.

         (ii) Merger Sub. Merger Sub will, at the Effective Time, be a corporation duly incorporated and validly existing under the laws of the State of Louisiana. At the Effective Time, Purchaser will have received all requisite approvals of government authorities to own, and Purchaser will own beneficially and of record, all of the outstanding capital stock of Merger Sub.

         (iii) Trust. The Trust is a Texas trust company duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Trust is in good standing and is qualified to do business as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification. The Trust has the requisite corporate and other power and authority (including all federal, state, local and foreign government authorizations) to carry on its businesses as they are now being conducted and to own its properties and assets.

         (b) Authority. Purchaser has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

         (c) No Violations. The execution, delivery and performance of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Purchaser or to which Purchaser (or any of its properties) or Merger Sub is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the charter or bylaws of Purchaser or Merger Sub or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Purchaser or Merger Sub under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Purchaser or Merger Sub is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than the required approvals, consents and waivers of governmental authorities referred to in Section 5.01(b). Purchaser knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.01(b) should not be obtained without the imposition of any material conditions or restrictions.

         (d) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the HOLA, the BMA, the FDIA, the rules and regulations of the OTS, the LBCL, the banking laws of the State of Louisiana, the banking laws of the State of Texas, the Florida Business Corporation Act, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Purchaser, Merger Sub or the Trust of the Merger or the other transactions contemplated by this Agreement. Purchaser, Merger Sub and the Trust know of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.03(d) or in Section 4.05 should not be obtained without the imposition of any material condition or restriction.

         (e) Financial Statements. The audited financial statements of Purchaser as of December 31, 2001 and 2000 and the years then ended complied as to form in all material respects with applicable accounting requirements and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as many be indicated in the notes thereto). Each of the balance sheets contained in the above reference audited financial statements and in the unaudited statements as of April 30, 2002 and the four months then ended (collectively, "Purchaser Financial Statements") (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained in Purchaser Financial Statements (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. No event has occurred that would cause a normal year-end adjustment to the unaudited interim financial statements prepared prior to the date hereof that would be material in amount or effect and no such adjustment is reasonably likely to occur.

         (f) Absence of Certain Changes or Events. Since March 31, 2002 (i) Purchaser and the Trust have not incurred any liability, except in the ordinary course of their respective business consistent with past practice, (ii) Purchaser and the Trust have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Purchaser or the Trust.

         (g) Absence of Claims. No litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against Purchaser or any of its Subsidiaries (as defined below), or against the directors, officers or employees of the Trust which is reasonably likely, individually or in the aggregate, to materially hinder or delay consummation of the transactions contemplated hereby or to have a Material Adverse Effect, and, to the best of Purchaser's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

         (h) Absence of Regulatory Actions. Neither Purchaser nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

         (i) Access to Funds. As of the date of this Agreement, Purchaser has, and on the Closing Date (as defined in Section 7.01) will have, access to all funds necessary to consummate the Merger and pay the aggregate Merger Consideration, Purchaser will enter into the Paying Agent Agreement with Paying Agent on the Closing Date and will meet its obligations to pay the aggregate Merger Consideration. Purchaser does not need to incur borrowings for the express purpose of funding all or part of the aggregate Merger Consideration, and Purchaser does not need to raise additional capital to consummate the transactions contemplated by this Agreement.

         (j) Fees. Other than the financial advisory services performed for Purchaser by RP Financial, LC., neither Purchaser nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fee, and no broker or finder has acted directly or indirectly for the purchase of any Subsidiary of Purchaser, in connection with this Agreement or the transactions contemplated hereby. Purchaser shall not be liable for any financial services advisory fees incurred by Seller. Purchaser shall pay RP Financial its fees for services performed prior to the Effective Date.

         (k) Compliance with Laws. Purchaser and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as they are presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of Purchaser, no suspension or cancellation of any of them is threatened. The corporate affairs of Purchaser and its Subsidiaries have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority or any other Governmental Entity for the past three (3) years. The businesses of Purchaser and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity.

         (l) Ownership of Seller Common Stock. Other than as set forth in
Schedule 2.03(l), neither Purchaser nor any of its Subsidiaries, affiliates or controlling stockholders own any shares of Seller Common Stock.

         (m) First Financial Trust Company. (i) The Trust engages only in, and will continue to engage only in, activities that federal savings associations may undertake directly. The Trust currently serves only as custodian for certificates of deposit for customers of Purchaser and its Subsidiaries and through the Effective Time will continue to only serve in such capacity. The Trust does not, and through the Effective Time will not, perform any asset management duties or responsibilities, make investment decisions or administer discretionary accounts. Appropriate policies addressing custodial responsibilities of safekeeping assets are maintained. The capital of the Trust fully complies with the Trust's capital plan and with the Texas Finance Code, and the Trust's liquidity ratio exceeds the requirements of the Texas Finance Code. The activities and policies of the Trust comply in all material respects with the requirements of the Texas Finance Code. The Trust's Statement of Principles of Trust Management ("Statement") has been approved by its Board annually, and the activities of the Trust fully comply with such Statement. The Trust and its activities are in compliance with all applicable laws, regulations and industry standards. While the Trust is not currently subject to the jurisdiction of the OTS, its current operations are in compliance with the provisions of Subpart E of 12 C.F.R. Part 550.

         (ii) The officers and employees of the Trust have performed their duties in material compliance with the Trust's policies and the Statement, the Texas Finance Code and all applicable laws, regulations and industry standards. Adequate bond coverage is maintained for the Trust's officers and employees.

         (iii) The Trust is presently insured in accordance with Section 183.112 of the Texas Trust Company Act. Schedule 2.03(m)(iii) sets forth all of the insurance policies and bonds maintained by the Trust. These insurance policies and bonds are in full force and effect, the Trust is not in default thereunder, and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the Trust's management, such insurance coverage is adequate.

         (iv) The books and records for the Trust have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (n) Tax Opinion. Purchaser has received an opinion of Thacher Proffitt & Wood, counsel to Purchaser, in form and substance satisfactory to Purchaser, covering the matters set forth in Section 5.02(g) hereof based on the current Code and federal tax laws and regulations.

                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

         Section 3.01 Conduct of Seller's Business Prior to the Effective Time.

         (a) General. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall, and shall cause the Association to, (i) conduct its business in the usual, regular and ordinary course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases and advantageous business relationships and use its best efforts to retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Seller, the Association or Purchaser to perform their covenants and agreements on a timely basis under this Agreement, (iv) take no action which would materially adversely affect or delay the ability of Seller, the Association or Purchaser to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material, non-standard condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Seller, except that any actions taken by Seller or the Association pursuant to this Agreement, at the written request of Purchaser or with the written consent of Purchaser shall not be deemed to have a Material Adverse Effect on Seller.

         (b) Forbearance by Seller. Without limiting the covenants set forth in
Section 3.01(a) hereof, during the period from the date of this Agreement to the Effective Time, Seller shall not, and shall not permit the Association, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, to:

         (i) change any provisions of the articles of incorporation or bylaws of Seller or Association;

         (ii) except pursuant to the exercise of stock options outstanding as of the date hereof to purchase Seller Common Stock, issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of any class of the Seller or the Association, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such currently reserved for grant under the Seller RRP or any other ownership interest, of the Seller or the Association, or enter into any agreement with respect to any of the foregoing other than as contemplated herein;

         (iii) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity or cancel, release or assign any indebtedness of any such person, except in the ordinary course of business or in amounts less than $15,000;

         (iv) increase in any manner the compensation or fringe benefits of any of its employees or directors, except as set forth in Schedule 3.01(b)(iv), or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan with or for the benefit of any employee or director; terminate or increase the costs to Seller or the Association of any Employee Plan, other than as set forth in this Agreement; hire any employee (other than to replace an existing employee at a comparable salary); enter into or amend any employment, commission or bonus contract; make any discretionary contributions to any Employee Plan, except that amounts may be contributed to the Association's Profit Sharing Plan in an amount up to 15% of total compensation in 2002; or amend any Employee Plan other than as required by applicable laws or regulations and other than as may be necessary or advisable, in the opinion of Seller's counsel, to maintain the tax qualified status of any such plan, provided that no such amendment shall increase the benefits payable under such plan or increase Purchaser's obligations thereunder.

         (v) except as contemplated by Section 4.02, change its method of accounting as in effect at March 31, 2002, except as required by changes in GAAP as concurred in writing by Seller's independent auditors;

         (vi) make any investment in any debt security, purchase of stock or securities, property transfers, or purchase of any property or assets of any other individual, corporation or other entity, in each case other than in the ordinary course of business and other than the purchase of FHLB common stock necessary to maintain Seller's membership status with the FHLB of Dallas;

         (vii) enter into any contract or agreement that is not terminable without liability within 30 days, or make any change in, or terminate, any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $10,000 per annum, and other than as specifically provided for in this Agreement;

         (viii) pay, discharge or satisfy any claim, liability or obligation, other than payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of the Seller or the Association;

         (ix) except in the ordinary course of business, or in amounts less than $15,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (x) enter into any new line of business or materially expand the business currently conducted by the Seller and the Association or file any application to relocate or terminate the operations of any banking office of the Association;

         (xi) except to the extent required by applicable law or regulation, adopt or implement any new policy or practice or procedure with respect to its loan origination activities, the delegation of loan underwriting functions, the delegation of loan processing functions or alter the loan approval levels for any officer or employee of Seller with authority to approve loan originations or grant such authority to any person who does not have such authority as of the date hereof;

         (xii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to Seller;

         (xiii) incur any additional borrowings other than non-callable short-term (one year or less) FHLB borrowings consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Seller or the Association in effect at the date hereof or in connection with borrowings permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

         (xiv) make any single capital expenditure in excess of $10,000 or capital expenditures which are in the aggregate in excess of $15,000 for the Seller and the Association taken as a whole;

         (xv) fail to maintain all its properties in repair, order and condition no worse than on the date of this Agreement or fail to maintain insurance until the Effective Date upon all its properties and with respect to the conduct of its business in amount and kind as now in existence and, if not available at rates presently paid by it, in such amount and kind as would be appropriate in the exercise of good business judgment;

         (xvi) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

         (xvii) establish or make any commitment relating to the establishment of any new branch or other office facilities;

         (xviii) capitalize, lend to or otherwise invest in the Association, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise;

         (xix) nominate to the board of directors of Seller or the Association any person who is not a member of the board of directors of Seller as of the date of this Agreement;

         (xx) agree or make any commitment to take any action that is prohibited by this Section 3.01(b); or

         (xxi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to its capital stock, except for each calendar quarter in which the record date for dividends on Seller Common Stock precedes the Effective Date, Seller may declare regular quarterly dividends in the amount of $0.0575 per share, provided that the Seller may pay a pro rated dividend based on the anticipated Closing Date (as defined in Section 7.01 hereof), it being understood that the Seller's normal dividend payment dates relate to the preceding calendar quarter.

         Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of Seller's compliance with this Section 3.01.

         Section 3.02 Conduct of Purchaser's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Purchaser shall not, and shall cause its other Subsidiaries not to, (i) take any action that would cause the representation in Section 2.03(i) to fail to be true and accurate or that would materially adversely affect the ability of Purchaser to perform its covenants and agreements on a timely basis under this Agreement or to consummate the transactions contemplated hereby or (ii) knowingly take any action, other than action consistent with acting in the ordinary course of business, which would materially adversely affect or delay the ability of Seller, the Association or Purchaser to obtain any necessary stockholder approvals or approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material, non-standard condition or restriction. Except as expressly provided in this Agreement, Merger Sub shall not conduct any business prior to the Effective Time.

         Section 3.03 Cooperation. Seller shall cooperate with Purchaser and Merger Sub and Purchaser and Merger Sub shall cooperate with Seller in completing the transactions contemplated hereby and shall not take, cause to be taken or agree or make any commitment to take any action: (i) that is reasonably likely to cause any of the representations or warranties of it that are set forth in Article II hereof not to be true and correct, or (ii) that is inconsistent with or prohibited by Section 3.01 or Section 3.02.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.01 Acquisition Proposals. Seller agrees that neither it nor the Association nor any of the respective officers and directors of Seller or the Association shall, and Seller shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or the Association) not to:

         (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Seller) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or 25% or more of the assets or equity securities of, Seller or the Association, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"); or

         (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Seller or its board of directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) (A) providing information in response to a request therefore by a person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from such person so requesting such information an executed confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Purchaser and Seller, or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (A) and (B) above, (x) the board of directors of Seller, after consultation with outside legal counsel, in good faith deems such action to be legally advisable for the proper discharge of its fiduciary duties under applicable law and (y) the board of directors of Seller determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement.

         (c) Seller will notify Purchaser promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Seller after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof and will keep Purchaser informed of any material developments with respect thereto immediately upon occurrence thereof. Subject to the foregoing, Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Seller will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof, with whom Seller or the Association, employees, agents or representatives have had any contact with respect to the activities described in clause (a) of such sentence within the preceding six (6) months, of the obligations undertaken in this Section 4.01. Seller will promptly request each such person (other than Purchaser) that has previously executed a confidentiality agreement in connection with its consideration of a business combination with Seller or the Association to return or destroy all confidential information previously furnished to such person by or on behalf of Seller or the Association. By virtue of the execution of this Agreement, Seller acknowledges that Purchaser is a third party beneficiary of any and all confidentiality agreements entered into by Seller in the past six (6) months similar to the confidentiality agreement between the parties hereto, and Seller hereby agrees to enforce such agreements and to permit Purchaser to assist in such enforcement.

         Section 4.02 Certain Policies of Seller. (a) At the written request of Purchaser, Seller shall, and shall cause the Association to, modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves), investment and asset/liability management policies and practices and operating and internal control procedures after the date on which all required regulatory and stockholder approvals are received and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of Purchaser; provided, that such policies and procedures are consistent with GAAP and all applicable laws and regulations; provided, however, that before Seller or the Association makes any such modifications or changes, Purchaser shall certify to Seller that all conditions to Purchaser's obligations to consummate the transactions contemplated by this Agreement set forth in Sections 5.01 and 5.02 hereof (other than the delivery of documents to be delivered by Seller on the Closing Date) have been satisfied.

         (b) Seller's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.02.

         (c) Purchaser agrees to hold harmless, indemnify and defend Seller and the Association and their respective directors, officers and employees, from any loss, claim, liability or other damage caused by or resulting from compliance with this Section 4.02.

         Section 4.03 Employees and Directors. (a) Further Employment. Purchaser shall not have any duty or obligation to continue to employ any of the employees of the Seller or the Association ("Seller's Employees") beyond the Effective Time, other than as set forth in Section 4.03(h) hereof; provided, however, that Purchaser currently intends to retain all of Seller's Employees and will use reasonable efforts under the circumstances to retain such persons after the Effective Time in positions for which they are qualified.

         (b) Section Employee Benefits. As soon as practicable after the Effective Time, the Purchaser agrees to provide Seller's Employees who remain employed after the Effective Time (collectively, the "Transferred Seller Employees") with similar types and levels of employee benefits maintained by the Purchaser for its similarly situated employees.

         Transferred Seller Employees will be granted credit for years of service with the Seller or the Association for eligibility and vesting purposes in connection with Purchaser's benefit plans, including vacation policy. The Purchaser will treat, and cause all of its benefit plans to treat, the service of Transferred Seller Employees with Seller or the Association as service rendered to the Purchaser for purposes of eligibility to participate, vesting and for all other benefits, including applicability of minimum waiting periods for participating, but in no event for purposes of benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, the Purchaser shall make reasonable efforts within the parameters of its existing plans not to treat any employee of the Seller or the Association as a "new employee" for purposes of any exclusions under any health or similar plans of the Purchaser for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result. The Purchaser shall make responsible efforts within the parameters of its health insurance plans to honor any deductible or out-of-pocket expenses incurred under the applicable health insurance plans maintained by Seller and the Association as of the Effective Time. In addition, at the Effective Time the retention payments specified in Schedule 4.03(b) shall be made by Seller to those persons set forth in Schedule 4.03(b).

         (c) ESOP. Seller shall take all necessary action to cause the Seller's ESOP to be terminated as of the Effective Time. The Merger Consideration received by the ESOP trustees in connection with the Merger with respect to the unallocated shares of Seller Common Stock shall be first applied by the ESOP trustees to the full repayment of the ESOP loan. The balance of the Merger Consideration received by the ESOP trustees with respect to the unallocated shares of Seller Common Stock shall be allocated as earnings to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries, to the maximum extent permitted under the Code and applicable law. The accounts of all participants and beneficiaries in the ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time. As soon as practicable after the date hereof, Seller shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the ESOP as of the Effective Time. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account or plan as a participant or beneficiary may direct. Prior to the Effective Time, no prepayments shall be made on the ESOP loan and contributions to the ESOP and payments on the ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates.

         (d) Seller RRP. On the Effective Date, Purchaser shall cause the RRP Trust to be terminated and Purchaser will pay Merger Consideration for each awarded and vested share held in the RRP trust to the Paying Agent. The Merger Consideration will thereafter be distributed among RRP participants in accordance with their participation interests.

         (e) Seller Option Plan. At the Effective Time, each Seller Option, which is outstanding and unexercised immediately prior thereto, whether or not then vested or exercisable, shall be cancelled and all rights thereunder shall be extinguished. As consideration for such cancellation, Seller shall enter into an agreement with each holder of a Seller Option to make a payment immediately prior to the Effective Time to each such holder of a Seller Option of an amount determined by multiplying (x) the number of shares of Seller Common Stock subject to such holder's Seller Option by (y) an amount equal to the excess (if any) of (i) the Merger Consideration, over (ii) the exercise price per share of such Seller Option; provided, however, that no such payment shall be made to such holder unless and until such holder has agreed to such payment and has executed and delivered to Seller an instrument in such form prescribed by Purchaser and reasonably satisfactory to Seller accepting such payment in full settlement of his or her rights relative to Seller Option.

         (f) Continuation of Other Plans. The Purchaser shall have sole discretion with respect to determining whether or when to terminate, merge or continue any other employee benefit plans and programs of the Seller or the Association not covered by this Section 4.03; provided, however, that the Purchaser shall continue to maintain such plans (other than stock based or incentive plans or the Seller's ESOP) until the Seller Employees are permitted to participate in the Purchaser's plan.

         (g) Profit Sharing Plan. Upon the request of Purchaser at least 60 days prior to the Closing Date, Seller shall take all such action as is necessary to terminate the Seller's Profit Sharing Plan on a date on or before the Effective Date.

         (h) Settlement of Employment Agreements. Concurrently with the execution of this Agreement, Messrs. G. Lloyd Bouchereau and Danny M. Strickland will enter into employment agreements, effective as of the Effective Time, with the Purchaser and the Association ("New Employment Agreements") in the form attached hereto as Annexes C and D, respectively, in full settlement of the payments and any other rights due under the employment agreements entered into by Messrs. Bouchereau and Strickland with Seller and the Association, respectively ("Seller's Employment Agreements"), and effective immediately prior to the Effective Time. Upon the effectiveness of the New Employment Agreements, Purchaser, Seller or the Association shall have no further liability to Messrs. Bouchereau and Strickland under the Seller's Employment Agreements.

         (i) Directors of the Association. At the Effective Time, the board of directors of the Association shall consist of those persons who served as members of the board of directors of the Association immediately prior to the Effective Time and 2 other individuals who will be designated by Purchaser. Each former director of the Seller or the Association shall be entitled to the director and officer indemnification insurance provision referenced in Section 4.12(c) of this Agreement pursuant to the terms contained therein.

         Section 4.04 Access and Information. Upon reasonable notice, Seller shall (and shall cause the Association to) afford to Purchaser and its representatives (including, without limitation, directors, officers and employees of Purchaser and its affiliates, and counsel, accountants and other professionals retained) such access during normal business hours and in a manner calculated to minimize any disruption of Seller's operations throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as Purchaser may reasonably request; provided, however, that no investigation pursuant to this Section 4.04 shall affect or be deemed to modify any representation or warranty made herein. Purchaser will not, and will cause its representatives not to, use any information obtained pursuant to this Section 4.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Purchaser will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 4.04 in accordance with the confidentiality agreement between the Seller and the Purchaser and previously executed by the Purchaser. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

         Section 4.05 Certain Filings, Consents and Arrangements. Purchaser and Seller shall, and Purchaser shall cause Merger Sub and Seller shall cause the Association to, (i) as soon as practicable (and in any event within forty- five
(45) days after the date hereof) make (or cause to be made) any filings and applications and provide any notices, required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby, (ii) cooperate with one another (A) in promptly determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation or under any relevant agreement or other document and (B) in promptly making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (iii) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed. The application for trust powers and the application for the Trust to become an operating subsidiary of the Association shall be limited to the activities currently engaged in by the Trust.

         Section 4.06 Antitakeover Provisions. Seller shall (and shall cause the Association to) take all steps (i) to exempt or continue to exempt Seller, this Agreement, and the Merger from any provisions of an antitakeover nature in Seller's or the Association's articles of incorporation and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of Purchaser, to assist in any challenge by Purchaser to the applicability to this Agreement and the Merger of any federal or state antitakeover law.

         Section 4.07 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

         Section 4.08 Publicity. Seller and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the acquisition contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

         Section 4.09 Stockholders' Meeting. Seller shall use its best efforts, in accordance with applicable law and its articles of incorporation and bylaws, to convene a meeting of the holders of Seller Common Stock (the "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement, no later than October 15, 2002. The board of directors of Seller shall (i) recommend that the holders of Seller Common Stock vote in favor of and approve the Merger and adopt this Agreement, and (ii) use its best efforts to solicit such approvals, in each case subject to its fiduciary duties if an Acquisition Proposal is received and Section 4.01(b) is applicable. Seller shall consult Purchaser with respect to the timing of the Stockholder Meeting.

         Section 4.10 Proxy Statement. As soon as practicable after the date hereof, Seller shall prepare a Proxy Statement, which shall be reasonably acceptable to counsel to Purchaser, for the purpose of taking stockholder action on the Merger and this Agreement and file the Proxy Statement with the SEC and respond to comments of the staff of the SEC and promptly mail the Proxy Statement to the holders of record (as of the applicable record date) of shares of voting stock of Seller. Seller represents and covenants that the Proxy Statement and any amendment or supplement thereto, with respect to the information pertaining to it or the Association at the date of mailing to its stockholders and the date of the Stockholder Meeting to be held in connection with the Merger, will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.11 Notification of Certain Matters. Each party shall give prompt notice to the others of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or the Association subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of Seller and Purchaser shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

         Section 4.12 Indemnification. (a) From and after the Effective Time, Purchaser agrees to indemnify and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Date, a director, officer, employee or agent of Seller or the Association or a director, officer, employee or agent of another entity at Seller's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Seller's current Articles of Incorporation, and to advance any such Costs to each Indemnified Party as they are from time to time incurred (subject to receipt of an undertaking to repay such advances if it is ultimately judicially determined that such Indemnified Party is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under
Section 4.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof, but the failure to so notify shall not relieve Purchaser of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) Purchaser shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Purchaser shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Purchaser does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Purchaser and the Indemnified Party (and counsel for Purchaser in its reasonable judgment does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Purchaser shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefore are received; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Purchaser shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may be withheld unless such settlement is reasonable in light of such claims, actions, suits, proceedings or investigations against, and defenses available to, such Indemnified Party.

         (c) For a period of six years after the Effective Time, Purchaser shall cause to be maintained in effect for the former directors and officers of Seller coverage under a policy of directors' and officers' liability insurance no less advantageous to the beneficiaries thereof than the current policies of directors' and officers' liability insurance maintained by Seller; provided, however, that in no event shall Purchaser be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.12(c), more than 250% of the current cost ("Maximum Amount"); provided, further, that if the amount of the premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Purchaser shall obtain the most advantageous coverage of directors' and officers' insurance obtainable for an aggregate premium equal to the Maximum Amount; and provided, further, that officers and directors of Seller may be required to make application and provide customary representations and warranties to Purchaser's insurance carrier for the purpose of obtaining such insurance.

         Section 4.13 Exemption from Liability Under Section 16(b). Schedule
4.13 sets forth the names of Seller Insiders (as defined below) and their corresponding shares of Seller Common Stock and Seller Options that such individuals are entitled to receive cash in exchange for their respective shares of Seller Common Stock and Seller Options. The Board of Directors of Purchaser, or a committee of "Non-Employee Directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall adopt a resolution providing that the receipt by Seller Insiders of cash in exchange for their respective shares of Seller Common Stock and Seller Options as set forth in
Schedule 4.13, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, is intended to be exempt from liability pursuant to Section 16(b) under the 1934 Act. "Section 16 Information" shall mean information accurate in all material respects regarding Seller Insiders, the number of shares of Seller Common Stock held by each such Seller Insider and expected to be exchanged for cash in the Merger, and the number and description of the Seller Options held by each such Seller Insider. "Seller Insiders" shall mean those officers and directors of Seller who are subject to the reporting requirements of Section 16(a) of the 1934 Act and who are listed in the Section 16 Information.

         Section 4.14 Organization of Shay Acquisition Sub I, Inc. Purchaser shall cause Merger Sub to be organized under the laws of Louisiana. The Board of Merger Sub shall approve this Agreement and the Merger, whereupon Merger Sub shall become a party to, and be bound by, this Agreement, and Purchaser shall adopt and ratify this Agreement in its capacity as the sole shareholder of Merger Sub.

         Section 4.15 Officers and Employees of the Trust. If the employment of one or more of the officers and employees of the Trust is terminated for any reason and if such termination(s) is reasonably likely to result, or does result, in either the application for trust powers or the application for the Trust to become an operating subsidiary of the Association not being approved in a timely manner, then the Purchaser will either (a) promptly replace the terminated officer(s) or employee(s) with persons having skills and experience reasonably acceptable to the Government Regulators or (b) waive the approval of such applications as a condition to its obligation to complete the Merger.

                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

         Section 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of the following conditions, none of which may be waived:

         (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of Seller's stockholders in accordance with applicable law and regulations.

         (b) Regulatory Approvals. All necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other permits, consents, waivers, clearances, approvals, authorizations of and filings with regulatory or governmental bodies and any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made. None of the approvals or waivers referred to herein shall contain any non-standard term or condition which would have a Material Adverse Effect on (i) Seller and the Association taken as a whole or (ii) Purchaser and its Subsidiaries taken as a whole; provided, however, that none of the "frequently seen nonstandard conditions" set forth in Section 620 of the OTS Applications Handbook shall be deemed to have a Material Adverse Effect, and provided further that any limits imposed on the amount that the Association may invest in the Trust or on the activities of the Trust for supervisory, legal, or safety and soundness reasons shall not be deemed to have a Material Adverse Effect.

         (c) No Orders, Injunctions or Restraints. No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any other transaction contemplated by this Agreement.

         (d) Illegality. No statute, rule, regulation, order injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Seller Option Agreement, the Voting Agreements or any other transaction contemplated by this Agreement.

         Section 5.02 Conditions to the Obligations of Purchaser Under this Agreement. The obligations of Purchaser to effect the Merger shall be further subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Purchaser:

         (a) Representations and Warranties. Each of the obligations of Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Seller contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), in each case subject to the standards of Section 2.01 of this Agreement. Purchaser shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Seller.

         (b) Agreements and Covenants. All action required to be taken by, or on the part of, Seller and the Association to authorize the execution, delivery and performance of this Agreement and the consummation by Seller and the Association of the transactions contemplated hereby shall have been duly and validly taken by the board of directors and stockholders of Seller, and Purchaser shall have received certified copies of the resolutions evidencing such authorization.

         (c) Material Adverse Effect. There shall not have occurred, after the date of this Agreement, any change or event concerning the Seller or the Association which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Section 5.02(c) only, a Material Adverse Effect shall include a decline in the Seller's net worth as of the most recent calendar month end preceding the Closing Date below its net worth as of March 31, 2002, less One Hundred Thousand Dollars ($100,000), provided that the Seller's net worth as of the most recent calendar month end preceding the Closing Date shall be calculated in a manner which excludes the adverse effects of (i) each of the items excluded from the definition of Material Adverse Effect set forth in Section 2.01(b) hereof, and
(ii) any actions taken by Seller or the Association pursuant to this Agreement, at the written request of Purchaser or with the written consent of Purchaser.

         (d) Update of Disclosure Schedules. From time to time prior to the Effective Time, the Seller will promptly supplement or amend its disclosure schedules to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in its disclosure schedules or which is necessary to correct any information in its disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to its disclosure schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 5.02(a) hereof, as the case may be, or the compliance by the Seller with the covenants set forth in Article IV hereof.

         (e) Good Standing Certificates. Purchaser shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the good standing or corporate existence, as applicable, of Seller and the Association.

         (f) Corporate Approvals. Purchaser shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.01(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Purchaser or any of its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser (after giving effect to the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby.

         (g) Tax Opinion. Purchaser shall have received an update to the previously delivered opinion of Thacher Proffitt & Wood, counsel to Purchaser, in form and substance reasonably satisfactory to Purchaser substantially to the effect that:

         (i) for federal income tax purposes, the Merger will be treated as a purchase by Purchaser of all the outstanding shares of Seller Common Stock held by stockholders of Seller (except Dissenters' Shares); the purchase of shares of Seller Common Stock by Purchaser will be treated as a "qualified stock purchase" within the meaning of Section 338(d)(3) of the Code;

         (ii) none of Purchaser, Merger Sub, Seller or the Association will recognize gain or loss as a result of Purchaser's purchase of shares of Seller Common Stock from the stockholders of Seller;

         (iii) neither the Purchaser nor the Association will recognize gain or loss as a result of the transfer by the Purchaser of 100% of the common stock of the Trust to the Association; and

         (iv) the Merger shall not cause the Association to restore to gross income any of its bad debt reserves previously deducted pursuant to Section 593 of the Code.

         Such opinion may be based on, in addition to the review of such matters of fact and law as Thacher Proffitt & Wood considers appropriate, (i) representations made at the request of Thacher Proffitt & Wood by Purchaser, Seller or both and (ii) certificates provided at the request of Thacher Proffitt & Wood by officers of Purchaser, Seller and other appropriate persons).

         (h) Other Certificates. Seller shall have furnished Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Purchaser may reasonably request.

         Section 5.03 Conditions to the Obligations of Seller. The obligations of Seller to effect the Merger shall be further subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by
Seller:

         (a) Representations and Warranties. Each of the obligations of Purchaser required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Purchaser contained in this Agreement shall be true and correct, subject to
Section 2.01, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). Seller shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of Purchaser.

         (b) Agreements and Covenants. All action required to be taken by, or on the part of, Purchaser or Merger Sub to authorize the execution, delivery and performance of this Agreement and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby shall have been duly and validly taken by the board of directors and stockholders of Purchaser and Merger Sub, and Seller shall have received certified copies of the resolutions evidencing such authorization.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination. This Agreement may be terminated, and the Merger abandoned, prior to the Effective Date, either before or after its approval by the stockholders of Seller:

         (a) by the mutual consent of Purchaser and Seller, if the board of directors of each so determines by vote of a majority of the members of its entire board;

         (b) by Purchaser or Seller, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of the failure of the stockholders of Seller to approve this Agreement at its meeting called to consider such approval; provided, however, that Seller shall only be entitled to terminate this Agreement pursuant to this clause if it has complied with its obligations under Sections 4.09 and 4.10;

         (c) by Purchaser or Seller by written notice to the other party if either (i) any approval, consent or waiver of a governmental authority required to permit consummation of the transactions contemplated hereby shall have been denied and such denial is final and non-appealable or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

         (d) by Purchaser or Seller, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by February 28, 2003, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate;

         (e) by Purchaser or Seller (providing that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 20 business days after the giving of written notice to the breaching party of such breach, such that the conditions set forth in Sections 5.02(a) and 5.03(a), as applicable, would then not be satisfied by the breaching party; or

         (f) By the Board of Directors of Seller in connection with Seller's acceptance of an Acquisition Proposal, provided that Seller has complied with
Section 4.01 hereof in all material respects.

         Section 6.02 Effect of Termination; Expenses. (a) In the event of the termination of this Agreement by either Purchaser or Seller pursuant to Section 6.01, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant, representation or obligation contained in this Agreement as set forth in Section 6.02(b).

         (b) If this Agreement is terminated at such time that this Agreement is terminable pursuant to 6.01(e) due to a willful breach by Purchaser or Seller of a representation, warranty or covenant, the satisfaction or performance of which was within the control of the breaching party, then the breaching party shall promptly (but no later than five (5) business days after receipt of notice from the non breaching party) pay to the non breaching party in cash an amount equal to all documented out of pocket expenses and fees incurred by the non breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $250,000. If one party fails to promptly pay to any other party any amount due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rates as published in the Wall Street Journal from the date such fee was required to be paid.

         Payment of cash to either Seller or Purchaser pursuant to this Section 6.02(b) shall constitute full payment and upon such payment, Seller or Purchaser shall have no further liability to the other party under this Agreement, including liability pursuant to Section 6.03.

         Section 6.03 Third Party Termination. In recognition of the efforts and expenses incurred by Purchaser in negotiating and executing this Agreement and in taking steps to effect the transactions contemplated hereby, and the loss by it of other opportunities, the parties agree that:

         (a) Seller shall pay to Purchaser a termination fee of Three Hundred Thousand dollars ($300,000) in cash on demand within five business days after written demand for payment is made by Purchaser if, during a period of eighteen
(18) months after the date hereof but prior to the termination of this Agreement in accordance with its terms, either of the following occurs:

         (i) without Purchaser's prior written consent, Seller shall have entered into an agreement with any person (other than Purchaser and its Subsidiaries) to effect (A) a merger, consolidation or similar transaction involving Seller or the Association, (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Seller or the Association representing in either case 25% or more of the consolidated assets or deposits of Seller and the Association or (C) the issuance, sale or other disposition by Seller of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Seller or the Association (each of (A), (B) or (C), an "Acquisition Transaction"); or

         (ii) any person shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Purchaser or any Subsidiary of Purchaser is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of Seller or the Association; and

         (b) Seller shall pay to Purchaser a termination fee of Three Hundred Thousand Dollars ($300,000) in cash on demand within five business days after written demand for payment is made by Purchaser if, after a bona fide proposal is made by a third party to Seller or its stockholders to engage in an Acquisition Transaction, any of the following occurs:

         (i) Seller shall willfully breach any covenant or obligation contained in this Agreement, and such breach would entitle Purchaser to terminate this Agreement;

         (ii) Seller's stockholder meeting, for the purpose of voting on this Agreement, shall not have been held by October 15, 2002, or shall have been canceled prior to termination of this Agreement; or

         (iii) Seller's board of directors shall have withdrawn or modified in a manner adverse to Purchaser the recommendation of Seller's board of directors with respect to this Agreement in connection with a bona fide proposal made by a third party to Seller.

         Full payment pursuant to this Section 6.03 shall be deemed to be liquidated damages and, upon such payment, Seller shall have no further liability to Purchaser under this Agreement. Notwithstanding the foregoing, Seller shall not be obligated to pay to Purchaser any termination fee pursuant to this Section 6.03 in the event that (A) Seller or Purchaser validly terminates this Agreement pursuant to Section 6.01(a) or 6.01(c), (B) Seller terminates this Agreement pursuant to Section 6.01(e), or (C) the Merger is terminated under Section 6.01(d) as a result of Purchaser's failure to satisfy the conditions set forth in Section 5.03. In addition, a termination fee shall not be due and payable by Seller pursuant to both Section 6.03(a) and Section 6.03(b).

         If demand for payment of cash liquidated damages is made pursuant to this Section 6.03 and payment is timely made, then neither Purchaser nor any of its Subsidiaries will have any other rights or claims against Seller, its Subsidiaries, and their respective officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of cash liquidated damages under this Section 6.03 will constitute the sole and exclusive remedy of Purchaser and its Subsidiaries against Seller, its Subsidiaries and their respective officers, directors, attorneys and financial advisors.

                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.01 Effective Date and Effective Time. Subject to the provisions of Article V and VI, the closing of the transactions contemplated hereby shall take place at the offices of Thacher Proffitt & Wood, 1700 Pennsylvania Avenue, NW, Suite 800, Washington, DC 20006, on such date (the "Closing Date") and such time as Purchaser reasonably selects within ten business days after the expiration of all applicable waiting periods in connection with approvals of governmental authorities and all conditions to the consummation of this Agreement are satisfied or waived (other than the delivery of those documents to be delivered on the Closing Date), or on such earlier or later date as may be agreed by the parties, and in any event upon five business days prior written notice to Seller. Prior to the Closing Date, Purchaser and Seller shall execute a certificate of merger in accordance with all appropriate legal requirements and shall immediately thereafter be filed as required by the LBCL, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such certificate of merger which date is mutually satisfactory to Seller and Purchaser. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be as set forth in such certificate of merger.

         Section 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to Purchaser and Seller the documents and instruments required to be delivered under Article V.

                                  ARTICLE VIII

                                  OTHER MATTERS

         Section 8.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

         "material" means material to Purchaser or Seller (as the case may be) and its respective subsidiaries, taken as a whole.

         "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections, Annexes, Exhibits or Schedules, such reference shall be to a Section of, or Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

         Section 8.02 Non-Survival of Representations and Warranties. Only those agreements and covenants of those parties that are by their terms applicable in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of this Agreement and shall not survive the Effective Time. If this Agreement shall be terminated, the agreements of the parties in the last two sentences of Section 4.04, Section 6.02 and Section 8.06 shall survive such termination.

         Section 8.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective boards of directors, except that no amendment may be made (a) that would contravene any provision of the LBCL or applicable federal and state banking laws, rules and regulations, or (b) that would modify the form or decrease the amount of the Merger Consideration or otherwise materially adversely affect the stockholders of Seller after the adoption of this Agreement by the stockholders of Seller, without the further approval of Seller's stockholders to the extent required by applicable law.

         Section 8.04 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Florida, without regard to conflicts of laws principles.

         Section 8.06 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         Section 8.07 Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.


    If to Seller, to:

        G. Lloyd Bouchereau, Jr., President
        IBL Bancorp, Inc.
        23910 Railroad Avenue
        Plaquemine, Louisiana  70764

        Telephone:                  (225) 687-6337
        Facsimile:                  (225) 687-9062


    With copies to:

        Gerald F. Heupel, Jr., Esq.
        Elias, Matz, Tiernan & Herrick, LLP
        734 15th Street, 12th Floor
        Washington, DC  20006

        Telephone:                  (202) 347-0300
        Facsimile:                  (202) 347-2172


    If to Purchaser, to:

        Rodger D. Shay
        Shay Investment Services, Inc.
        1000 Brickell Avenue, Suite 700
        Miami, Florida  33131

        Telephone:                  (305) 379-6950
        Facsimile:                  (305) 507-1537


    With copies to:

        Richard A. Schaberg, Esq.
        Thacher Proffitt & Wood
        1700 Pennsylvania Avenue, NW, Suite 800
        Washington, DC  20006

        Telephone:                  (202) 347-8400
        Facsimile:                  (202) 626-1930

         Section 8.08 Entire Agreement; Etc. This Agreement, together with the Voting Agreements and the other Annexes hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.09 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                            SHAY INVESTMENT SERVICES, INC.

                            By:   /s/ Rodger D. Shay
                                  -------------------------------
                                  Name:  Rodger D. Shay
                                  Title:  President and Chief Executive Officer


                            IBL BANCORP, INC.

                            By:   /s/ G. Lloyd Bouchereau, Jr.
                                  -------------------------------
                                  Name:  G. Lloyd Bouchereau, Jr.
                                  Title:  President and Chief Executive Officer



Shay Acquisition Sub I, Inc. has joined as a party to this Agreement on this_____ day of_____ , 2002.



                            SHAY ACQUISITION SUB I, INC.

                            By:
                                  -------------------------------
                                  Name:  Rodger D. Shay
                                  Title: President and Chief Executive Officer

                                                         Annex B (to Appendix A)



--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                     DATED AS OF THE _____ DAY OF JUNE, 2002


                                 BY AND BETWEEN


                          SHAY ACQUISITION SUB I, INC.


                                       AND


                                IBL BANCORP, INC.



--------------------------------------------------------------------------------

         This AGREEMENT AND PLAN OF MERGER dated as of June __, 2002 (the "Plan of Merger") is entered into by and between SHAY ACQUISITION SUB I, INC. ("Acquisition Sub"), a Louisiana corporation, and IBL BANCORP, INC., a Louisiana corporation registered as a savings and loan association holding company ("IBL"), pursuant to an Agreement and Plan of Merger, dated as of June __, 2002 ("Merger Agreement"), by and between Shay Investment Services, Inc. ("Shay") and IBL. Acquisition Sub is a wholly-owned subsidiary of Shay. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

         In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

         Section 1. The Merger. On the effective date, Acquisition Sub shall be merged with and into IBL, with IBL being the surviving entity (the "Merger"). The Merger shall be subject to the terms and conditions of the Merger Agreement. Upon completion of the Merger, the separate corporate existence of Acquisition Sub shall thereupon cease. IBL shall continue to be governed by the laws of the State of Louisiana and its separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         Section 2. Name of Surviving Corporation. The name of the surviving corporation in the Merger (the "Surviving Corporation") shall be IBL Bancorp, Inc.

         Section 3. Location of Office. The business of the Surviving Corporation shall be conducted at its administrative office at 23910 Railroad Avenue, Plaquemine, Louisiana 70764.

         Section 4. Effect on Outstanding Shares.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of IBL Common Stock issued and outstanding at the effective time of the Merger (the "Effective Time"), other than the Excluded Shares, shall become and be converted into the right to receive $24.00 in cash, without interest, as provided in Section 1.02 of the Agreement. At the Effective Time, each share of IBL Common Stock held as treasury stock of IBL, unallocated shares held in IBL's 1999 Recognition and Retention Plan and shares directly held by Purchaser, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         (b) The shares of common stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall become shares of the Surviving Corporation at the Effective Time by virtue of the Merger, automatically and without any action on the part of the holder thereof, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation.

         Section 5. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, rights, and credits) then owned by IBL shall pass to and vest in the Surviving Corporation without any conveyance or other transfer. The Surviving Corporation shall be deemed to be a continuation of IBL. The rights and obligations, including liabilities, of IBL shall become the rights and obligations of the Surviving Corporation.

         Section 6. Directors and Officers of Acquisition Sub. At the Effective Time, the directors and officers of Merger Sub shall become directors and officers of the Surviving Corporation.

         Section 7. Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of IBL shall be amended in their entirety to conform to the articles of incorporation and bylaws of the Merger Sub in effect immediately prior to the Effective Time and shall become the articles of incorporation and bylaws of the Surviving Corporation.

         Section 8. Termination. This Plan of Merger shall terminate automatically at such time as the Merger Agreement is terminated.

         Section 9. Stockholder Approval. The transactions contemplated by this Plan of Merger have been approved by the affirmative vote of two-thirds of the outstanding shares of IBL and by Shay as sole shareholder of Acquisition Sub.

         Section 10. Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

         Section 11. Severability. Any provision of this Plan of Merger which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 12. Captions and References. The captions contained in this Plan of Merger are for convenience of reference only and do not form a part of this Plan of Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                     SHAY ACQUISITION SUB I, INC.



                                      By:
                                           -------------------------------------
                                           Rodger D. Shay
                                           President and Chief Executive Officer


         I, _______________________, the duly elected, qualified and acting Corporate Secretary of Shay Acquisition Sub I, Inc., hereby certify that this Agreement and Plan of Merger has been approved and adopted by Shay Investment Services, Inc., the sole stockholder of Shay Acquisition Sub I, Inc., as of June __, 2002.



_______________________
[                ]
Corporate Secretary
                                      IBL BANCORP, INC.



                                      By:
                                           -------------------------------------
                                           G. Lloyd Bouchereau, Jr.
                                           President and Chief Executive Officer


         I, Gary K. Pruitt, the duly elected, qualified and acting Secretary of IBL Bancorp, Inc., hereby certify that this Agreement and Plan of Merger has been approved and adopted by IBL Bancorp, Inc., as of June __, 2002.



_______________________
Gary K. Pruitt
Secretary

                                                                      Appendix B



                         [Trident Securities letterhead]



                                 August 2, 2002

Board of Directors
IBL Bancorp, Inc.
23910 Railroad Avenue
Plaquemine, Louisiana 70764

Members of the Board:

         You have requested our opinion as to the fairness, from a financial point of view, to the holders of the issued and outstanding shares of common stock (the "IBL Common Stock") of IBL Bancorp, Inc. ("IBL Bancorp"), of the consideration to be paid by Shay Investment Services, Inc. ("Shay Investment") pursuant to the Agreement and Plan of Merger, dated as of June 19, 2002 (the "Merger Agreement") by and between IBL Bancorp and Shay Investment. The scope of our engagement extends only to opining on the financial terms of the offer from Shay Investment and did not require us to conduct a thorough market check of all logical acquirers, provide advisory services to IBL Bancorp in its negotiations with Shay Investment, or opine on the non-financial terms of the offer from Shay Investment. Unless otherwise noted, all terms used herein will have the same meaning as defined in the Merger Agreement.

         As more specifically set forth in the Merger Agreement, and subject to a number of conditions and procedures described in the Merger Agreement, at the effective time (the 'Effective Time"), IBL Bancorp will be merged with and into a subsidiary of Shay Investment (the "Merger"). Thereafter, IBL Bancorp will be dissolved, the separate corporate existence of IBL Bancorp will cease and each share of IBL Common Stock issued and outstanding prior to the Effective Time of the Merger (other than shares held by Shay Investment, unallocated shares held by IBL Bancorp's recognition and retention plan, and shares as to which dissenters' rights of appraisal have been perfected) will be converted into the right to receive $24.00 in cash (the "merger consideration").

         Trident Securities ("Trident"), a division of McDonald Investments Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as IBL Bancorp's financial advisor. In connection with rendering our opinion set forth herein, we have among other things:

     (i) Reviewed certain publicly available information concerning IBL Bancorp, including the annual report for the fiscal year December 31, 2001 and the quarterly report on Form 10-QSB for the quarter ended March 31, 2002;

     (ii) Reviewed certain other internal information, primarily financial in nature relating to the respective businesses, earnings, assets and prospects of IBL Bancorp provided to us or publicly available for purposes of our analysis;

Board of Directors
August 2, 2002


     (iii) Participated in meetings and telephone conferences with members of senior management of IBL Bancorp concerning the financial condition, business, assets, financial forecasts and prospects of IBL Bancorp, as well as other matters we believed relevant to our inquiry;

     (iv) Reviewed certain stock market information for IBL Common Stock and compared it with similar information for certain companies, the securities of which are publicly traded;

     (v) Compared the results of operations and financial condition of IBL Bancorp with that of certain companies, which we deemed to be relevant for purposes of this opinion;

     (vi) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions, which we deemed to be relevant for purposes of this opinion;

     (vii)  Reviewed the Merger Agreement and certain related documents; and

     (viii) Performed such other reviews and analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of IBL Bancorp contained in the Merger Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either IBL Bancorp or Shay Investment, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either IBL Bancorp or Shay Investment. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of IBL Bancorp on a basis reflecting the best currently available estimates and judgments of the management of IBL Bancorp as to the future performance of IBL Bancorp . We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the merger consideration, to the holders of IBL Common Stock, and does not address the underlying business decision by IBL Bancorp's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any IBL Bancorp stockholder as to how such stockholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of IBL Common Stock may be at the Effective Time of the Merger or as to the prospects of IBL Bancorp's business or Shay Investment's business.

         We have acted as financial advisor to IBL Bancorp in connection with the Merger and will receive from IBL Bancorp a fee for our services in rendering this opinion, as well as IBL Bancorp's agreement to indemnify us under certain circumstances. In the past, we have also provided certain other investment banking services for IBL Bancorp and have received compensation for such services.

Board of Directors
August 2, 2002

         In the ordinary course of business, we may actively trade securities of IBL Bancorp for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that this opinion was prepared solely for the confidential use of the Board of Directors and senior management of IBL Bancorp and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of IBL Common Stock in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

         Based upon and subject to the foregoing and such other matters, as we consider relevant, it is our opinion that as of the date hereof, the merger consideration is fair, from a financial point of view, to the stockholders of IBL Bancorp.



                                      Very truly yours,

                                      /s/ Trident Securities
                                      ----------------------
                                      TRIDENT SECURITIES,
                                      a division of McDonald Investments Inc.

                                                                      Appendix C

                           LOUISIANA REVISED STATUTES
                     TITLE 12. CORPORATIONS AND ASSOCIATIONS
                       CHAPTER 1. BUSINESS CORPORATION LAW
     PART XIII. DISSENTING SHAREHOLDERS' RIGHTS, FAIR PRICE PROTECTION, AND
                            CONTROL SHARE ACQUISITION


Section 131. Rights of a shareholder dissenting from certain corporate actions

         A. Except as provided in Subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right of dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. (1) (a) Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

         (b) An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (2) Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

         (3) Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraph (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

         (4) In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as provided in Paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as prescribed in Paragraph (2).

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

[ X ] Please Mark Votes
      As in This Example

                               IBL BANCORP, INC.
                       ANNUAL MEETING OF STOCKHOLDERS            REVOCABLE PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints the Board of Directors of IBL Bancorp, Inc. and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of IBL Bancorp which the undersigned is entitled to vote at IBL Bancorp's Annual Meeting of Stockholders to be held on Wednesday, September 4, 2002, at IBL Bancorp's office located at 23910 Railroad Avenue, Plaquemine, Louisiana at 10:00 a.m., Central Time., and at any and all adjournments and postponements thereof, as follows:


1. Approval of the Agreement and Plan of Merger, dated as of June 19, 2002, by and between Shay Investment Services, Inc. and IBL Bancorp, Inc., and the transactions contemplated by the agreement.

       [_]  FOR                  [_] AGAINST                    [_] ABSTAIN


2. Approval of motion to adjourn the Annual Meeting, if necessary, to solicit additional proxies with respect to approval of the Agreement and Plan of Merger.

       [_]  FOR                  [_] AGAINST                    [_] ABSTAIN


3.  Election of Directors (except as marked to the contrary below)


       [_]  FOR                  [_]  WITHHOLD                  [_] FOR ALL
                                                                    EXCEPT

         Nominees for three-year term: G. Lloyd Bouchereau, Jr. and Bobby E. Stanley

         INSTRUCTION: To withhold authority to vote for one but not both of the nominees, write the name of the nominee in the space provided:
         ______________________________________________________________



4. Proposal to ratify the appointment of L.A. Champagne & Co., L.L.P. as our independent auditors for the year ending December 31, 2002.

       [_]  FOR                 [_] AGAINST                     [_] ABSTAIN

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE IBL BANCORP ANNUAL MEETING. [_]


Your Board of Directors recommends a vote "FOR" proposals 1, 2, 3 and 4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU DATE, SIGN AND RETURN THIS PROXY BUT DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THE STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED.

Please be sure to sign and date this Proxy in the box below. Date
                                                                 ---------------

---------------------------                        -----------------------------
Stockholder sign above                             Co-holder (if any) sign above


         The above signed acknowledges receipt from IBL Bancorp, prior to the execution of this proxy, of the Notice of the Annual Meeting, the Proxy Statement and the 2001 Annual Report.

         Please sign exactly as your name appears above on this form. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. If shares are held jointly, each holder should sign.


--------------------------------------------------------------------------------


           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
______________________________________________________________________

______________________________________________________________________

______________________________________________________________________